EXHIBIT 10.1

                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               ESSEX ELECTRIC INC.

                                       AND

                                SOUTHWIRE COMPANY

                            DATED SEPTEMBER 30, 2005
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                                    CONTENTS

ARTICLE 1 PURCHASE AND SALE OF ASSETS..........................................1

  1.1      Purchase of the Purchased Assets....................................1

  1.2      Purchase Price......................................................1

  1.3      Payment of the Purchase Price.......................................2

  1.4      Adjustment of Purchase Price........................................2

  1.5      Prorations and Certain Payments.....................................3

  1.6      Closing.............................................................4

  1.7      Deliveries..........................................................4

  1.8      Sale of Idled Production Machinery and Equipment....................4

  1.9      Allocation of Purchase Price........................................4

ARTICLE 2 ASSUMPTION OF LIABILITIES............................................4

  2.1      Assumption of Assumed Liabilities...................................5

  2.2      Assignment of Certain Contracts.....................................5

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER.............................5

  3.1      Organization and Qualification......................................5

  3.2      Authority and Binding Effect........................................5

  3.3      Validity of Contemplated Transactions; Governmental Authorizations..6

  3.4      Subsidiaries; Joint Ventures........................................7

  3.5      Title to Purchased Assets; No Liens.................................7

  3.6      Absence of Certain Changes..........................................7

  3.7      Taxes...............................................................8

  3.8      Florence Real Property..............................................8

  3.9      Personal Property...................................................9

  3.10     Condition of Property...............................................9

  3.11     Intellectual Property...............................................9

  3.12     Indebtedness.......................................................10

  3.13     Inventory..........................................................10

  3.14     Licenses...........................................................10

  3.15     Environmental......................................................10

  3.16     Litigation.........................................................12


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  3.17     Employee Benefit Plans.............................................12

  3.18     Contracts..........................................................13

  3.19     Products, Services & Warranties....................................14

  3.20     Suppliers and Customers............................................14

  3.21     Employee Matters...................................................15

  3.22     Brokers and Finders................................................15

  3.23     Compliance with Law................................................15

  3.24     Statements True and Correct........................................15

  3.25     Patronage..........................................................15

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER.............................16

  4.1      Organization, Standing and Foreign Qualification...................16

  4.2      Authority and Binding Effect.......................................16

  4.3      Validity of Contemplated Transactions, Restrictions................16

  4.4      Brokers and Finders................................................16

  4.5      Financing..........................................................16

  4.6      Statements True and Correct........................................17

ARTICLE 5 COVENANTS AND ADDITIONAL AGREEMENTS OF SELLER AND PURCHASER.........17

  5.1      Operation of Business Pending Closing..............................17

  5.2      Right of Inspection; Access........................................17

  5.3      Confidentiality....................................................18

  5.4      Public Announcements...............................................18

  5.5      Use of Names.......................................................18

  5.6      Environmental Corrective Actions...................................19

  5.7      Environmental Compliance Matters...................................19

  5.8      Employees..........................................................19

  5.9      WARN Act...........................................................20

  5.10     Reimbursement for Severance Obligations............................20

  5.11     Other Offers and Exclusive Dealing.................................20

  5.12     Certain Tax Matters................................................21

  5.13     Idled Production Machinery and Equipment...........................21

  5.14     Expenses...........................................................21


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  5.15     Delivery of Books and Records......................................22

  5.16     Alpine Proxy Materials.............................................22

  5.17     HSR Act Filings....................................................22

  5.18     Further Assurances; Covenant to Satisfy Conditions.................22

  5.19     Title..............................................................23

  5.20     Notification of Changes............................................24

  5.21     Future Business Dealings...........................................25

  5.22     Intrusive Testing..................................................25

ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER........................25

  6.1      Representations True and Covenants Performed at Closing............25

  6.2      No Injunction, Etc.................................................26

  6.3      No Material Damage to Florence Manufacturing Facility..............26

  6.4      HSR Act Approval...................................................26

  6.5      Alpine Stockholder Approval........................................26

  6.6      Bill of Sale; Assignments; Etc.....................................26

  6.7      Assignment of Non-Competition Rights...............................26

  6.8      Assignment of Intellectual Property................................26

  6.9      Irrevocable Proxy..................................................27

  6.10     Assignment of Trademark License Agreement..........................27

  6.11     Lien Releases......................................................27

  6.12     Limited Warranty Deed and Quitclaim Deed...........................27

  6.13     [Intentionally Omitted]............................................27

  6.14     Certificate(s) of Occupancy, Etc...................................27

  6.15     Section 1445 Affidavit.............................................27

  6.16     Covenant Not To Compete............................................27

  6.17     Transition Services Agreement......................................27

  6.18     Secretary's Certificate............................................27

  6.19     Consents...........................................................27

ARTICLE 7 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.......................28

  7.1      Representations True and Covenants Performed at Closing............28

  7.2      No Injunction, Etc.................................................28

  7.3      HSR Act Approval...................................................28


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  7.4      Alpine Stockholder Approval........................................28

  7.5      Payment of the Purchase Price......................................28

  7.6      Assignment and Assumption Agreement................................28

  7.7      Secretary's Certificate............................................29

  7.8      Transition Services Agreement......................................29

  7.9      Utility Letter of Credit...........................................29

  7.10     Environmental Matters Insurance Policy.............................29

ARTICLE 8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATION......29

  8.1      Survival of Representations and Warranties.........................29

  8.2      Obligation of Seller to Indemnify..................................30

  8.3      Obligation of Buyer to Indemnify...................................30

  8.4      Notice of Loss or Asserted Liability...............................31

  8.5      Opportunity to Contest.............................................31

  8.6      Limitations on Indemnification.....................................32

  8.7      Subrogation Rights.................................................33

  8.8      Post-Closing Maintenance of Cash, Etc..............................33

  8.9      Indemnification Payments...........................................33

  8.10     Exclusive Remedies.................................................33

ARTICLE 9 TERMINATION.........................................................33

   9.1     Method of Termination..............................................33

   9.2     Notice of Termination..............................................34

   9.3     Effect of Termination..............................................35

   9.4     Destruction, Damage or Condemnation................................35

ARTICLE 10 CERTAIN DEFINED TERMS..............................................36

ARTICLE 11 MISCELLANEOUS......................................................49

  11.1     Notices............................................................49

  11.2     Entire Agreement...................................................49

  11.3     Modifications, Amendments and Waivers..............................50

  11.4     Successors and Assigns.............................................50

  11.5     Table of Contents; Captions; References............................50

  11.6     Governing Law......................................................50


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  11.7     Consent to Jurisdiction............................................50

  11.8     Pronouns...........................................................51

  11.9     Severability.......................................................51

  11.10    Remedies Not Exclusive.............................................51

  11.11    Counterparts.......................................................51

  11.12    Interpretations....................................................51

  11.13    No Intention to Benefit Third Parties..............................51


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                                    SCHEDULES

Schedule AL -           Assumed Liabilities
Schedule IPME -         Idled Production Machinery and Equipment
Schedule 1.2 -          Agreed Upon Procedures
Schedule 3.1 -          Locations of Purchased Assets
Schedule 3.5 -          Liens
Schedule 3.6 -          Absence of Certain Changes
Schedule 3.7 -          Taxes
Schedule 3.8 -          Legal Description of Florence Real Property
Schedule 3.9 -          Personal Property
Schedule 3.10 -         Condition of Property
Schedule 3.11 -         Intellectual Property
Schedule 3.12 -         Indebtedness
Schedule 3.13 -         Exceptions to Title to Inventory
Schedule 3.14 -         Licenses
Schedule 3.15 -         Environmental
Schedule 3.16(a) -      Litigation
Schedule 3.16(b) -      Government Investigation
Schedule 3.17(a) -      Florence Employee Benefit Plans
Schedule 3.17(d) -      Severance or Other Florence-Related Employment
                        Obligations
Schedule 3.18(a)(i) -   Supply & Services Contracts
Schedule 3.18(a)(ii) -  Sales Contracts
Schedule 3.18(a)(iii) - Distributor Contracts
Schedule 3.18(a)(iv) -  Employment; Affiliate Contracts
Schedule 3.18(a)(v) -   Leased Personal Property
Schedule 3.18(a)(vi) -  Other Contracts
Schedule 3.18(b) -      Assigned Rights
Schedule 3.18(c) -      Consents to Avoid Default
Schedule 3.19 -         Products, Services & Warranties
Schedule 3.20A -        Large Suppliers


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Schedule 3.20B -        Large Customers
Schedule 3.21 -         Florence Employees
Schedule 3.23 -         Compliance with Law
Schedule 5.2 -          Pre-Closing Access, Etc.
Schedule 5.6 -          Environmental Corrective Actions
Schedule 5.7 -          Environmental Compliance Matters
Schedule 6.19 -         Certain Contract Requiring Consent


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                                    EXHIBITS

Exhibit A -    Form of Seller's Bringdown Certificate

Exhibit B -    Form of Bill of Sale

Exhibit C -    Form of Assignment and Assumption Agreement

Exhibit D -    Form of Assignment of Non-Competition Rights

Exhibit E-1 -  Form of Trademark/Service mark Assignment (U.S.)

Exhibit E-2 -  Form of Trademark Assignment (Canada)

Exhibit E-3 -  Form of Domain Name Assignment (U.S.)

Exhibit F -    Form of Irrevocable Proxy

Exhibit G -    Form of Assignment of Trademark License Agreement

Exhibit H -    Form of Limited Warranty Deed

Exhibit I -    Form of Non-Competition Agreement

Exhibit J -    Form of Transition Services Agreement

Exhibit K -    Form of Seller's Secretary's Certificate

Exhibit L -    Form of Buyer's Bringdown Certificate

Exhibit M -    Form of Buyer's Secretary's Certificate

Exhibit N -    Form of Environmental Matters Insurance Policy

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT is made this 30th day of September, 2005, by and between ESSEX ELECTRIC INC., a Delaware corporation ("Seller"), and SOUTHWIRE COMPANY, a Delaware corporation ("Buyer").

                                   BACKGROUND

      Seller is the owner of, and desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets of Seller, upon the terms and subject to the conditions set forth herein. Certain capitalized terms used in this Agreement shall have the meanings assigned to them in Article 10 hereof.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

      1.1 Purchase of the Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, all of the Purchased Assets, free and clear of any and all Liens, other than the Permitted Liens.

      1.2 Purchase Price. Subject to adjustment as hereinafter set forth, the total "Purchase Price" for the Purchased Assets shall be equal to the sum of the following:

      (a)   the Purchased Inventory Amount; plus

      (b)   the Prepaid Assets Amount; plus

      (c)   $26,950,000.00; less

      (d)   the Assumed Liability Amount.

      The Purchased Inventory Amount to be paid at the Closing (the "Estimated Purchased Inventory Amount") shall be determined in accordance with Schedule 1.2 (the "Agreed Upon Procedures") and shall be adjusted post-Closing in accordance with Section 1.4. If, pursuant to the Agreed Upon Procedures, the Estimated Purchased Inventory Amount is not at least equal to 95% of the value of Seller's Inventory relating to the Business as then shown on Seller's books of account, Seller shall have the option to terminate this Agreement pursuant to Section 9.1(b). Each of the Prepaid Assets Amount and the Assumed Liability Amount to be paid at Closing (the "Estimated Prepaid Assets Amount" and the "Estimated Assumed Liability Amount") shall be estimated by Seller and Buyer prior to the Closing on the basis of the Agreed Upon Procedures and shall be adjusted post-Closing in accordance with Section 1.4. The Estimated Purchased Inventory Amount plus the Estimated Prepaid Assets Amount minus the Estimated Assumed Liability Amount is referred to as the "Estimated Purchase Price Adjustment Amount."

      1.3 Payment of the Purchase Price. On the Closing Date, Buyer shall pay the Purchase Price to Seller and Alpine as follows: (a) by a wire transfer of the sum of (i) $26,950,000 plus (ii) the Estimated Purchase Price Adjustment Amount, in immediately available funds, provided that, to the extent necessary to obtain the release of any Lien (other than Permitted Liens) on the Purchased Assets, a portion of such payment may be paid to the holder of such Lien to secure its release and (b) by the assumption of the Assumed Liabilities. At least two business days prior to the Closing Date, Seller and Alpine shall deliver to Buyer wire transfer instructions and Buyer shall pay to Seller and Alpine the Purchase Price as so directed.

      1.4 Adjustment of Purchase Price.

            (a) Within 45 days following the Closing, Buyer shall determine in good faith each of (i) the Purchased Inventory Amount, (ii) the Prepaid Assets Amount and (iii) the Assumed Liability Amount as of the Closing Date (the sum of
(i) and (ii) minus (iii) being referred to as the "Closing Date Purchase Price Adjustment Amount"), in each case based solely upon the Agreed Upon Procedures. Such determination shall be delivered to Seller for review and approval.

            (b) If Seller in good faith disagrees with Buyer's determination of the Closing Date Purchase Price Adjustment Amount, Seller may deliver to Buyer, within 30 days after the delivery to Seller of Buyer's determination of the Closing Date Purchase Price Adjustment Amount (the "Seller Review Period"), a notice (the "Objection Notice") setting forth in reasonable detail the items or amounts with which Seller disagrees. Seller shall be deemed to have agreed with all items and amounts contained in Buyer's determination of the Closing Date Purchase Price Adjustment Amount not included in the Objection Notice. If Seller does not deliver an Objection Notice within the Seller Review Period, then Seller shall be deemed to agree in all respects with Buyer's determination of Closing Date Purchase Price Adjustment Amount and Buyer's determination shall be final and binding upon Seller and Buyer.

            (c) If an Objection Notice is properly and timely delivered, then Seller and Buyer shall negotiate in good faith with each other to resolve the disputed items or amounts set forth in the Objection Notice, in each case based solely upon the Agreed Upon Procedures. If the parties are unable to resolve the disputed items or amounts set forth in the Objection Notice within 30 days after Seller's delivery of the Objection Notice to Buyer, then the parties shall cause the Birmingham, Alabama office of KPMG LLP (or, if it is unable or unwilling to serve, a firm of independent accountants of nationally recognized standing reasonably satisfactory to Seller and Buyer (which shall not have any material relationship with Seller or Buyer or any of their respective Affiliates) (KPMG or such other firm is hereinafter referred to as the "Independent Accounting Firm")) to review promptly this Agreement, the Agreed Upon Procedures and the disputed items or amounts for the purpose of calculating the Closing Date Purchase Price Adjustment Amount. In making such calculation, the Independent Accounting Firm shall consider only those items or amounts in Buyer's determination of the Closing Date Purchase Price Adjustment Amount as to which Seller has, in the Objection Notice, disagreed and such other issues as may reasonably be affected by the items as to which Seller has so disagreed. The Independent Accounting Firm shall deliver to Seller and Buyer, as promptly as practicable, but no later than 30 days after the Independent Accounting Firm is so engaged, a written report setting forth its calculation of the disputed items or amounts and the Closing Date Purchase Price Adjustment Amount. Upon such delivery, such report and the calculations set forth therein shall be final and binding upon Seller and Buyer. The cost of such review and report shall be shared equally by Seller and Buyer.


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

            (d) Each party will furnish to the Independent Accounting Firm such work papers and other documents and information relating to the disputed items and amounts as the Independent Accounting Firm may reasonably request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Independent Accounting Firm any material relating to the determination of the Closing Date Purchase Price Adjustment Amount consistent with the Agreed Upon Procedures and to discuss the determination with the Independent Accounting Firm.

            (e) Within three business days after the calculation of Closing Date Purchase Price Adjustment Amount becomes final pursuant to Section 1.4(b) or
Section 1.4(c), as applicable, (i) Buyer shall pay to Seller, by wire transfer of immediately available funds to an account designated by Seller, an amount equal to the amount, if any, by which the final Closing Date Purchase Price Adjustment Amount exceeds the Estimated Closing Date Purchase Price Adjustment Amount, together with interest thereon at the Prime Rate from and including the Closing Date to but excluding the date of such payment, or (ii) Seller shall pay to Buyer, by wire transfer of immediately available funds to an account designated by Buyer, an amount equal to the amount, if any, by which the Estimated Purchase Price Adjustment Amount exceeds the final Closing Date Purchase Price Adjustment Amount, together with interest thereon at the Prime Rate from and including the Closing Date to but excluding the date of such payment. Any interest payable shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      1.5 Prorations and Certain Payments. To the extent not included in the Assumed Liabilities, the following prorations relating to the Purchased Assets shall be made as of the Closing Date, with Seller liable to the extent such items relate to any time period prior to the Closing and Buyer liable to the extent such items relate to periods on or after the Closing:

            (i) personal property, real estate, occupancy and other similar Taxes, if any, on or with respect to the Purchased Assets;

            (ii) utilities (including water, sewer, telephone, electricity and fuel);

            (iii) all other appropriately proratable items that shall be paid by Buyer or which otherwise affect the Business or the Purchased Assets and that relate, in whole or in part, to periods prior to the Closing Date.

The net amount of all such prorations shall be settled and paid on the Closing Date upon consultation and the reasonable mutual agreement of Seller and Buyer and, to extent relevant thereto, the Agreed Upon Procedures. In the event that the amount of any of the items to be prorated pursuant to this Section 1.5 is not known by Seller and Buyer at the Closing, the proration shall be made based upon the amount of the most recent cost of such item to Seller. After Closing, Buyer and Seller each shall provide to the other, within five business days after receipt, each Third Party invoice relating to any item so estimated. Within ten business days thereafter, Buyer and Seller each shall make any payments to the other that are necessary to compensate for any difference between the proration made at the Closing and the correct proration based on the Third Party invoice. Notwithstanding anything herein to the contrary, if Seller and Buyer cannot agree upon the prorations to be made under this Section 1.5, Seller and Buyer agree to use the dispute resolution mechanism in Section 1.4 hereof, including, if necessary, hiring the Independent Accounting Firm to settle conclusively any such dispute.


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      1.6 Closing.  Unless the parties  have  otherwise  agreed in writing,  the
Closing shall take place on the third business day after the date on which the last of the conditions in Article 6 and Article 7 have been satisfied, at the offices of Sutherland, Asbill & Brennan LLP, 999 Peachtree Street, N.E., Suite 2300, Atlanta, Georgia 30309. Title to the Purchased Assets shall pass from Seller to Buyer upon the occurrence of the Closing, unless the parties shall otherwise have agreed in writing.

      1.7 Deliveries. All deliveries, payments and other transactions and documents relating to the Closing (a) shall be interdependent and none shall be deemed effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing) and (b) shall be deemed to be consummated simultaneously.

      1.8 Sale of Idled Production Machinery and Equipment. Notwithstanding anything to the contrary in this Agreement, the sale of the Idled Production Machinery and Equipment, if any, included in the Purchased Assets shall be on an "AS IS, WHERE IS" BASIS.

      1.9 Allocation of Purchase Price. At the Closing, Buyer and Seller shall use commercially reasonable efforts to agree upon an allocation of the total Purchase Price payable for the Purchased Assets; provided, however, that such allocation shall be adjusted in respect of the amounts attributable to the Purchased Inventory and the Prepaid Assets promptly upon the final determination thereof in accordance with Sections 1.2 and 1.4 on a dollar-for-dollar basis. Such allocation shall be made in accordance with Section 1060 of the Code and Treas. Reg. ss. 1.338-6 and shall include a reasonable amount being allocated to covenants not to compete from Seller, Alpine, Alpine Holdco Inc. and Steven S. Elbaum. The parties agree to be bound by such allocation and to report the transaction contemplated herein for federal, state and local income Tax purposes in accordance with such allocation. No payment to any Person under Section 1.3 shall have any effect on the allocation pursuant to this Section 1.9.


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                                    ARTICLE 2
                            ASSUMPTION OF LIABILITIES

      2.1 Assumption of Assumed Liabilities. Buyer agrees, effective on the Closing Date, to assume the Assumed Liabilities and thereafter to pay, perform and discharge such Assumed Liabilities in full, in accordance with their terms; provided, however that Buyer may in good faith contest or cause to be contested the amount or validity thereof, and Seller agrees to provide, at Buyer's sole expense, reasonable assistance to Buyer in so contesting such claims; and provided, further, that, except as contemplated by the Transition Services Agreement (as hereinafter defined), Seller's obligation to provide such assistance shall be limited to the extent Seller has the requisite information or personnel to then assist Buyer.

      2.2 Assignment of Certain Contracts.

            (a) Prior to the Closing, Seller shall use its commercially reasonable efforts to obtain all consents necessary to effect the assignment of the Contract that is listed on Schedule 6.19. Buyer agrees to provide reasonable assistance to Seller in connection with obtaining any such consent, including completion of credit applications and the disclosure of any financial and creditworthiness information. To the extent any such consent has not been obtained prior to Closing, then Seller shall continue its commercially reasonable efforts to obtain such consent(s) after the Closing and Seller shall take such action as shall be reasonably necessary (i) to afford Buyer the rights and obligations of Seller under such Contract and (ii) if applicable, to facilitate the collection of the monies due and payable, or to become due and payable, to Seller pursuant to such Contract, and Seller shall remit such monies to Buyer within five business days of actual collection.

            (b) Buyer, at its expense, shall perform all of Seller's obligations due to be performed under any Contract as to which consent to assignment is not obtained and that is included in the Assumed Liabilities to the extent (i) Buyer can perform such obligations without violating the terms of such Contract (other than the non-assignability provisions thereof) and (ii) Buyer is being provided the benefits of such Contract.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

      Seller hereby represents and warrants to Buyer that:

      3.1 Organization and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to carry on its business and to own, lease and operate its assets as presently conducted by Seller. Seller is duly qualified or licensed to transact business as a foreign corporation in good standing in the State of Alabama. Schedule 3.1 contains the address (including city, state or other jurisdiction and zip code) of each location where any of the Purchased Assets are located and each trade name under which Seller operates at each such address.

      3.2 Authority and Binding Effect. Seller has the requisite corporate power and authority necessary to enter into and perform its obligations under this Agreement and the Other Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Other Agreements have been duly approved by all necessary corporate action on the part of Seller, except for the approval of this Agreement and the Other Agreements by the shareholders of Alpine. This Agreement has been, and the Other Agreements will be, duly executed and delivered by properly authorized officers of Seller and each constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by the availability of equitable remedies.


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

      3.3 Validity of Contemplated Transactions; Governmental Authorizations.

            (a) Validity. The execution, delivery and performance of this Agreement and the Other Agreements by Seller, and the consummation of the transactions contemplated hereby or thereby, do not and will not (i) violate any provision of the charter documents or Bylaws of Seller, or of any Law (subject to Section 7.4 hereof) or Order relating to Seller, (ii) except as disclosed on
Schedule 3.18(c), result in a Default under any Contract of Seller (other than, to the extent such Default arises solely because a consent is required to effect the assignment thereof, the Ordinary Contracts Requiring Consent), or (iii) result in the creation or imposition of any Lien on the Purchased Assets (other than Permitted Liens).

            (b) Government Authorizations. Except for the filing under the HSR Act contemplated by Section 5.17 hereof, notices contemplated by Section 5.9 hereof and the filing of the definitive proxy materials contemplated by Section
5.16 hereof, no notification, consent, authorization, order, review or approval of, or filing or registration with, any Governmental Authority is required for or in connection with the execution and delivery of this Agreement or any of the Other Agreements by Seller or the consummation by Seller of the transactions contemplated hereby and thereby.

      3.4 Subsidiaries; Joint Ventures. No shares or any ownership or other investment interest, either of record, beneficially or equitably, in any Person are included in the Purchased Assets.

      3.5 Title to Purchased Assets;  No Liens.  Except as disclosed on Schedule
3.5 or in Section 3.8 with respect to Real Property, and except for Permitted Liens, Seller has good, valid and marketable title to all of the Purchased Assets free and clear of any and all Liens.

      3.6 Absence of Certain Changes. Except (i) with respect to Excluded Assets, (ii) as disclosed on Schedule 3.6 and (iii) for Seller's recent cost-cutting, staff reduction, plant closings, termination notices to agents and distributors and similar actions (collectively, the "Restructuring Actions"), since December 31, 2004, there has not been any act or omission with respect to the Business (excluding for the purposes of this Section 3.6, any change or decline attributable to or arising from (A) the financial condition or results of operations of the Business as conducted by Seller, (B) the level of business or patronage of customers of the Business, (C) a decline or change in general economic or business conditions, (D) a decline or change in general industry conditions or (E) the announcement or consummation of the transactions contemplated by this Agreement) other than in the ordinary course of business. Without limiting the generality of the foregoing, except as disclosed on
Schedule 3.6, there has not been:

            (a) any change or decline in the Business or the Purchased Assets, whether or not covered by insurance, that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect upon the Business or the Purchased Assets (other than the Inventory);

            (b) [Intentionally Omitted];

            (c) any change in any method of accounting  or  accounting  practice used by Seller with respect to its Inventory or any Material change in Seller's manner of conducting the Business conducted at and from the Florence Manufacturing Facility;

            (d) any payment of any Material obligation of the Business otherwise than when it has become due or any acceleration or deferral of any item;

            (e) any entering into of a Contract with respect to the Business unless such Contract was entered into in the ordinary course of business in accordance with Seller's past practice;

            (f) any sale, lease or other conveyance of all or any portion of (or any interest in) any of Seller's property used in the Business (other than dispositions in the ordinary course of business or in connection with the Restructuring Actions and of Excluded Assets);

            (g) any settlement of any dispute with respect to the Business involving more than $100,000;

            (h) any increase or other Material change in the amount or timing of wages, salaries, benefits or other compensation of any Florence Employee (except for customary increases based on term of service or promotion of non-salaried Florence Employees); or

            (i) any Contract to do any of the foregoing or any Contract entered into by Seller with respect to the Business not in the ordinary course of business.

      3.7 Taxes. Except for Taxes of the type included in the definition of Assumed Liabilities, Seller has no liability with respect to Taxes that would affect in any way whatsoever Buyer's right, title, and interest in or Buyer's right to use or enjoy (free and clear of any Lien other than Permitted Liens) any Purchased Asset. Except as set forth on Schedule 3.7, Seller has no special Tax status granted by any Governmental Authority or Law as to any Purchased Asset. No audit, action, proceeding, claim or, to Seller's knowledge, investigation is pending with respect to any Taxes payable by or asserted in writing against Seller relating to any Purchased Asset. Except as set forth on
Schedule 3.7, Seller has not received notice in writing from any Taxing authority of its intent to examine or audit any of its property Tax Returns or other filings relating to any Purchased Asset. No Material claim has been made in writing against Seller relating to any Purchased Asset or the Business by any Governmental Authority in any jurisdiction in which Seller did not file sales, use, value-added or similar Tax Returns or other required filings or did not pay any such Taxes, that Seller is or could reasonably be subject to any such Tax by that jurisdiction.

      3.8 Florence Real Property.

            (a) Schedule 3.8 contains a correct and complete description of all of the land comprising the Florence Real Property. Seller has good, valid and marketable title to the Florence Real Property subject only to (i) that certain mortgage securing the amount of $100,000,000.00 from Seller to Foothill Capital Corporation, as Agent, recorded in Real Property Book 2002, Page 75198 in the office of the Judge of Probate of Lauderdale County, Alabama, which shall be discharged by Seller on or prior to the Closing Date in accordance with the provisions of Section 5.19(b) and (ii) the following title exceptions (the "Permitted Title Exceptions"): (i) state and county ad valorem taxes for the year 2005 and subsequent years, (ii) the state of facts shown on that certain survey of Derek L. Harvel, Registered Land Surveyor, dated July 27, 2005, (iii) any easements, rights of way or irregularities of title that do not Materially and adversely affect the value or present use of the Florence Real Property, including, without limitation, any easement, license and/or right created in favor of any public utility company providing electric, steam, gas, telephone, water, sewer, cable or other utility service to the Florence Real Property to install, use, maintain, repair and replace wiring, cables, terminal boxes, lines, service connections, poles, mains, facilities and the like upon, under and across the Florence Real Property, (iv) all present and future zoning, environmental, municipal, building and all other Laws and similar matters and restrictions imposed by any Governmental Authority or similar body or agency having jurisdiction over the Florence Real Property, or any portion thereof, (v) any variation between Tax lots, Tax diagrams and/or Tax maps and the record descriptions, and (vi) any other exception to title accepted or deemed accepted by Buyer pursuant to Section 5.19 hereof.

            (b) As of the date hereof, Seller has not received any written notice from any Governmental Authority with regard to violations of building codes, zoning, subdivision or other similar Laws.

            (c) As of the Closing Date, there will be no leases, sales contracts, or option agreements affecting the Florence Real Property or any part thereof, and there will be no Persons in possession of the Florence Real Property or any part thereof other than Seller.

            (d) As of the date hereof, Seller has not received any written notice from any Governmental Authority of any Order for the sale, condemnation, expropriation or taking (by eminent domain or otherwise) of the Florence Real Property by any Governmental Authority, nor has any such sale, condemnation, expropriation or taking been, to Seller's knowledge, proposed or threatened.

            (e) As of the date hereof, Seller has not received any written notice from any Governmental Authority of any special assessments or community improvement district assessments that have been levied against the Florence Real Property or any proceeding pending as of the date hereof for an increase in the assessed valuation of the Florence Real Property.

      3.9 Personal Property. Schedule 3.9 is a complete list of each item of Personal Property relating to the Business (other than the Excluded Assets) as of the date hereof, except for individual items having a book value of less than $5,000.

      3.10 Condition of Property.  As of the date hereof, except as disclosed on
Schedule 3.10, to Seller's knowledge (excluding for the purposes of this Section 3.10, any obligation on Seller to undertake any inquiry or inspection as to the physical condition of the Florence Real Property or any improvements thereon in connection with the representation made hereunder; and Buyer acknowledges that Seller has not made any specific investigation as to the condition of the improvements) (a) the foundation, exterior walls and roofs of any of the improvements constructed on the Florence Real Property are structurally sound and in good repair, normal wear and tear excepted and (b) each item of Personal Property included in the Purchased Assets (other than the Idled Production Machinery and Equipment) is in good repair and operating condition, normal wear and tear excepted. Except as specifically set forth in this Section, Seller does not make any implied warranty that any item of tangible property included in the Purchased Assets is fit for a particular purpose or is merchantable.

      3.11 Intellectual Property.

            (a) Schedule 3.11 contains a correct and complete list of all Material Intellectual Property related to the Business, both owned by Seller ("Seller's Intellectual Property") and licensed by Seller from Third Parties
("Licensed Intellectual Property") (other than computer software that is generally available to the public). All Licenses included in the Licensed Intellectual Property are in full force and effect, are not in Default, and constitute legal, valid and binding obligations of the respective parties thereto. To Seller's knowledge, (i) Seller has not violated, infringed upon or unlawfully or wrongfully used the Intellectual Property of others and (ii) none of Seller's Intellectual Property related to the Business infringes upon or otherwise violates the rights of others. Seller has all right, title and interest in the Intellectual Property identified as Seller's Intellectual
Property on Schedule 3.11 sufficient to transfer title to Buyer. The consummation of the transactions contemplated by this Agreement will not alter or impair any of Seller's rights to Seller's Intellectual Property or result in a Default under any Contract of Seller relating to any Licensed Intellectual Property. Except as set forth in Schedule 3.11, Seller is not obligated, nor has Seller incurred any Liability, to make any payments for royalties, fees or otherwise to any Person in connection with any of Seller's Intellectual Property related to the Business. All patents, trademarks, trade names, service marks, assumed names, and copyrights and all registrations thereof included in or related to Seller's Intellectual Property related to the Business are validly issued, subsisting and in full force and effect.

            (b) No Affiliate of Seller and no present or former officer, director, partner or employee of Seller or of any Affiliate of Seller owns or has any proprietary, financial or other interest, direct or indirect, in any of Seller's Intellectual Property identified on Schedule 3.11.

      3.12 Indebtedness. Schedule 3.12 lists each promissory note, instrument or other document or Contract (collectively, "Debt Instruments") that (a) relates to (i) any indebtedness for borrowed money (excluding trade payables and accrued payables and Taxes) of Seller or (ii) any capital lease, lease-purchase arrangement, guaranty (except endorsements made in the ordinary course of business in connection with the deposit of items for collection) by Seller relating to the Purchased Assets (the terms listed in (i) and (ii) being collectively, "Indebtedness"), and (b) is either (i) included in the Assumed Liabilities or (ii) imposes, or could reasonably be expected to impose, a Lien with respect to any Purchased Asset or any aspect of the Business, other than those related solely to the Excluded Assets.

      3.13 Inventory. All Inventory which Seller does not manufacture has been or will be acquired by Seller only in bona fide transactions entered into in the ordinary course of Business. Except as disclosed on Schedule 3.13, Seller has now and on the Closing Date will have valid legal title to its Inventory free and clear of any consignments or Liens, other than Liens to be removed prior to Closing. Seller is not under any Liability with respect to the return of Inventory in the possession of wholesalers, retailers or other customers.

      3.14 Licenses. As of the date hereof, Schedule 3.14 is a complete list of Licenses necessary for the ownership by Seller of the Purchased Assets and the conduct of the Business (other than Licenses relating to the Excluded Assets); provided, however, that the foregoing does not require disclosure of state and local business or similar Licenses required of businesses generally. Seller has delivered to Buyer a complete copy of each such License. Seller is not in Default under any such License other than any Default that would not reasonably be expected to have a Material Adverse Effect on the Business. Seller has not received written notice from any Governmental Authority with respect to the revocation, termination, suspension or limitation of any such License, and Seller has no knowledge of the proposed or threatened issuance of any such notice.

      3.15 Environmental. This Section 3.15 is the exclusive provision in this Agreement containing representations and warranties applicable to Environmental Matters. Except as set forth in Schedule 3.15:

            (a) There are no Environmental Claims pending or, to Seller's knowledge, threatened with respect to the ownership, use, condition or operation of the Business or the Purchased Assets. There are no existing Material violations of (i) any Environmental Law, or (ii) any Order related to Environmental Matters, with respect to the ownership, use, condition or operation of the Business or the Purchased Assets that remain outstanding or unresolved. To Seller's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents with respect to the ownership, use, condition or operation of the Business or the Purchased Assets, including, without limitation, any Environmental Matter, that could reasonably be likely to form the basis of (i) any Environmental Claim or Order against Seller, or (ii) any Litigation against any Person whose Liability (or any portion thereof) for Environmental Matters or violation of Environmental Laws Seller has retained or assumed, contractually or by operation of law. Neither Seller nor, to Seller's knowledge, any other Person has used any of the Florence Real Property for the handling, treatment, storage, or disposal of any Hazardous Substances in violation of any applicable Environmental Law.

            (b) No release, discharge, spillage or disposal of any Hazardous Substances is occurring or, to Seller's knowledge, has occurred at or from the Florence Real Property or any part thereof in violation of applicable Environmental Law.

            (c) All waste containing any Hazardous Substances generated, used, handled, stored, treated or disposed of (directly or indirectly) by Seller at the Florence Real Property has been released or disposed of in Material compliance with all applicable reporting requirements under any Environmental Laws and Seller is not aware of any Environmental Claim against Seller that remains outstanding or unresolved with respect to any such release or disposal.

            (d) All underground tanks and other underground storage facilities presently or previously located at the Florence Real Property are listed, together with the capacity and contents of each such tank or facility, in
Schedule 3.15. To Seller's knowledge, none of such underground tanks or facilities is leaking or has ever leaked and all such tanks comply in all Material respects with all applicable Environmental Laws.

            (e) Seller has complied, in all Material respects, with all applicable reporting requirements under all applicable Environmental Laws concerning the disposal or release of Hazardous Substances, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and Seller has not made any such reports concerning the Florence Real Property that remain outstanding or unresolved.

            (f) To Seller's knowledge, no building or other improvement on the Florence Real Property contains any friable asbestos-containing materials or lead-based paint.

            (g) Without limiting the generality of any of the foregoing, (i) all on-site and off-site locations where Seller has stored, disposed or arranged for the disposal of Hazardous Substances, since December 2002, in connection with the ownership, use or operation of the Florence Real Property are identified in
Schedule  3.15 and (ii) to  Seller's  knowledge,  no  polychlorinated  biphenyls
(PCBs) in amounts or concentrations regulated under applicable Environmental Law are used or stored on or in the Florence Real Property.

            (h) Seller has provided to Buyer copies of all Material environmental audits, reports, assessments, investigations, sampling and analyses within its possession or custody with respect to the Florence Real Property.

      3.16 Litigation. Except as disclosed on Schedule 3.16(a) there is no Litigation pending, or to the knowledge of Seller, threatened, against Seller and related to the Business (other than the Excluded Assets) or the Purchased Assets. Except as disclosed on Schedule 3.16(b) there has not been since December 11, 2002, and there is not now pending or, to the knowledge of Seller, threatened, any investigation or inquiry regarding the Business or the Purchased Assets by any Governmental Authority.

      3.17 Employee Benefit Plans.

            (a) Schedule 3.17(a) is a correct and complete list of all Employee Benefit Plans that cover any Florence Employees. Except as disclosed on Schedule 3.17(a), no such Employee Benefit Plan is or has been (i) a multiemployer plan within the meaning of ERISA Section 3(37); (ii) a multiple employer plan with the meaning of ERISA Section 210(a) or Code Section 413(c); (iii) a multiple employer welfare arrangement within the meaning of ERISA Section 3(40); or (iv) a "defined benefit plan" as defined in ERISA Section 3(35) and subject to ERISA Title I, Subtitle B, Part 3 or Title IV.

            (b) Neither Seller nor any ERISA Affiliate has any Liability under, or is subject to any Lien relating to, any Employee Benefit Plan that would (i) affect in any manner whatsoever Buyer's right, title and interest in, or Buyer's right to use or enjoy (free and clear of any Lien) any of the Purchased Assets or (ii) result in the assumption by or imposition on Buyer or any Affiliate of Buyer of any Liability other than Liabilities expressly included as Assumed Liabilities.

            (c) Except as required by Code Section 4908B and ERISA Title I, Part 6, no Employee Benefit Plan that covers any Florence Employee provides for welfare benefits to employees after retirement or other separation of service.

            (d) Except (i) as disclosed on Schedule  3.17(d),  (ii) as otherwise provided in Section 5.10 or (iii) for any obligations that will not be assumed by the Buyer pursuant to this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee, director, officer, leased employee, independent contractor or agent of Seller to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of Seller, (B) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, director, officer, leased employee, independent contractor or agent or (C) cause Buyer or any Affiliate to be liable for any sums or obligations under or pursuant to any Employee Benefit Plan of Seller.

      3.18 Contracts.

            (a) Description.

                  (i) Supply & Services Contracts. Schedule 3.18(a)(i) is a complete list of all outstanding Contracts as of September 9, 2005 which relate to the acquisition of goods or services used in the Business other than Contracts (A) pursuant to which Seller is obligated to pay less than $25,000 per year, (B) which are terminable by Seller with no obligation in excess of $25,000 on Seller's part or (c) related solely to the Excluded Assets.

                  (ii) Sales.  Schedule  3.18(a)(ii)  is a complete  list of all
            Contracts as of September 9, 2005 for the sale of products or the performance of services by Seller that relate to the Business and which exceed $50,000 each. Schedule 3.18(a)(ii) also lists each Contract containing pricing commitments beyond October 31, 2005 that Seller is obligated by such Contract to provide to customers of the Business (other than such Contracts that are Excluded Assets). Except as disclosed on Schedule 3.18(a)(ii), sales Contracts for finished goods related to the Business that extend beyond December 31, 2005 are at prices in excess of the prices used in valuing Inventory items or of estimated costs of manufacture or purchase, as the case may be, after allowing for reasonable selling expenses and production overhead.

                  (iii)  Distributor  Contracts.   Schedule  3.18(a)(iii)  is  a
            complete list of all Distributor Contracts as of August 31, 2005.

                  (iv) Employment;  Affiliate Contracts. Schedule 3.18(a)(iv) is
            a complete list of all Contracts (including employment, non-competition and loan agreements) with (A) any employee or consultant that relate to the Business and (B) any Affiliate of Seller that relate to the Business, except, in each case, Contracts that are Excluded Assets.

                  (v) Leased Personal Property. Schedule 3.18(a)(v) is a complete list of all Contracts as of August 31, 2005 affecting or relating to Personal Property (other than related solely to Excluded Assets) leased by Seller and relating to the Business, other than Contracts which either (A) are terminable by a Seller upon no more than 60 days notice without any Liability to Seller, or (B) do not involve the payment by Seller of more than $20,000 per year.

                  (vi) Other Contracts.  Schedule 3.18(a)(vi) is a complete list of any other Contract of Seller as of August 31, 2005 that relates to the Business (other than Contracts that relate solely to the Excluded Assets) which is not terminable by Seller without penalty upon 60 days or less notice, and which: (A) provides for monthly payments by or to Seller in excess of $2,500 or (B) provides for payments by or to Seller in any calendar year exceeding $30,000.

                  (vii) Copies. Seller has delivered to Buyer a complete copy of each written Contract referred to or described in this Section 3.18(a).

            (b) No Default. As of the date hereof, to the knowledge of Seller, there is no existing Default of Seller or any Third Party under any Contract referred to or described in Section 3.18(a) (other than Contracts that relate solely to the Excluded Assets). Except as set forth on Schedule 3.18(b), no rights of Seller under any such Contract have been assigned or otherwise transferred as security for any obligation of Seller.

            (c) Consents. Schedule 3.18(c) identifies each Contract listed on Schedules 3.18(a)(i) through 3.18(a)(vi) that requires the consent of or notice to the other party thereto to avoid any Default under such Contract in connection with the transactions contemplated hereby (other than the Ordinary Contracts Requiring Consent), including the assignment of such Contract to Buyer.

      3.19 Products, Services & Warranties. Except as disclosed on Schedule 3.19: (a) Seller has maintained in all Material respects accurate sales records, order backlog and other information with respect to all products and services of the Business; and (b) each of Seller's products and services of the Business comply with Law in all Material respects and each warranty, guaranty or claim made by Seller or implied by Law in all Material respects. As of the date hereof, Schedule 3.19 lists: (i) each warranty, guaranty or claim made by Seller as to its products or services of the Business (other than those related to the Excluded Assets or those implied by Law); and (ii) all product liability claims made since December 31, 2002 (other than those that were resolved in the ordinary course of business without Litigation) and amounts paid with respect to them.

      3.20 Suppliers and Customers. Schedule 3.20A sets forth each supplier of the Business (other than suppliers to the businesses of Seller not related to the Business) to whom payments were made which equaled or exceeded 5% of Seller's cost of services or cost of goods sold for Seller's most recent fiscal year ended (the "Large Suppliers") and the percentage of Seller's cost of services or goods sold allocable to each Large Supplier for such fiscal year.
Schedule 3.20B sets forth a list of the 20 largest customers (determined by gross sales revenue) of the Business from whom payments were received for Seller's most recent fiscal year ended (the "Large Customers") and the percentage of Seller's gross sales allocable to each of such Large Customers for such fiscal year. Except as reflected in Schedule 3.20A, as of the date hereof, no supplier is a sole source of supply of any good or service to Seller in connection with the Business. Except as set forth on Schedule 3.20A, as of the date hereof, no such Large Supplier has terminated, or to Seller's knowledge threatened to terminate, its relationship with Seller. Except as set forth on
Schedule 3.20B, as of the date hereof, no such Large Customer has terminated, or to Seller's knowledge threatened to terminate, its relationship with Seller. Except as set forth on Schedule 3.20B, as of the date hereof, no Large Customer receives or is entitled to receive, upon the attainment of specified sales volumes or otherwise, and no Large Customer has been offered the opportunity to receive, an incentive, discount, refund, rebate, incentive allowance, earned cost savings, credit (whether for products or for cash) or other price allowance of any kind, individually or in the aggregate with respect to any Large Customer, in excess of 3% on an annual basis.

      3.21 Employee Matters.

            (a) Schedule 3.21 lists as to each Florence Employee employed as of the date hereof: (i) name, (ii) current compensation (wage and/or salary) (iii) accrued but unused vacation, sick leave or other paid time off ("Accrued PTO"),
(iv) the amount of any bonus, incentive compensation or similar amounts paid with respect to services rendered in 2004, (v) employment date and (vi) current job title. Except as disclosed on Schedule 3.17(d), the employment of all Florence Employees is terminable at will without any penalty or severance obligation.

            (b) Seller is not a party to any union agreement or collective bargaining agreement applicable to any Florence Employee and there are no work rules or practices agreed to between Seller and with any labor organization or employee association applicable to any Florence Employees and no attempt to organize any of the Florence Employees has been made, proposed or, to Seller's knowledge, threatened. No labor strike, dispute, slowdown, stoppage or lockout is pending or threatened against or affecting the Purchased Assets or the Business and since December 11, 2002 there has not been any such action. No unfair labor practice charge or complaint against Seller and involving any current or former Florence Employee is pending as of the date hereof, or, to Seller's knowledge, threatened before the National Labor Relations Board or any similar Governmental Authority.

      3.22 Brokers and Finders. No finder or any agent, broker or other Person acting pursuant to authority of Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

      3.23 Compliance with Law. Except as disclosed on Schedule 3.23: (a) Seller is in compliance in all Material respects with all Laws applicable to or binding on the Business (except that Seller makes no representation in this Section 3.23 with respect to those Laws which are the subject of Section 3.7, 3.8(b), 3.15 or 3.17) and (b) Seller has not received written notice of a violation of any Law which would have a Material Adverse Effect on the Purchased Assets or the Business.

      3.24 Statements True and Correct. No representation or warranty made by Seller in this Article 3 intentionally omits to state a Material fact with the purpose of making any such statement contained therein misleading.

      3.25 Patronage. Notwithstanding anything to the contrary expressed herein, no representation or warranty of Seller with respect to the Business or the Purchased Assets shall be deemed or construed to constitute any representation or warranty by Seller as to the level of business or patronage of customers that Buyer will or may enjoy following the Closing from Buyer's operation of the Purchased Assets or from the conduct by Buyer following the Closing of a business like or similar to the Business.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller that:

      4.1 Organization, Standing and Foreign Qualification. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to carry on its business and to own, lease and operate its assets.

      4.2 Authority and Binding Effect. Buyer has the requisite corporate power and authority necessary to enter into and perform its obligations under this Agreement and the Other Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Other Agreements have been duly approved by all necessary action of the board of directors of Buyer. This Agreement has been, and the Other Agreements will be, duly executed and delivered by properly authorized officers of Buyer and each constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, or by the availability of equitable remedies.

      4.3 Validity of Contemplated Transactions, Restrictions.

            (a) Validity. The execution, delivery and performance of this Agreement and the Other Agreements by Buyer, and the consummation of the transactions contemplated hereby or thereby, do not and will not (i) violate any provision of the charter documents or Bylaws of Buyer, or of any Law or Order relating to Buyer, (ii) result in a Default under, or require the consent or approval of any party to, any Contract of Buyer, or (iii) result in the creation or imposition of any Lien on Buyer's assets.

            (b) Government  Authorizations.  Except for the filing under the HSR
Act contemplated by Section 5.17 hereof and notices contemplated by Section 5.9 hereof, no notification, consent, authorization, order, review or approval of, or filing or registration with, any Governmental Authority is required for or in connection with the execution and delivery of this Agreement or any of the Other Agreements by Buyer or the consummation by Buyer of the transactions contemplated hereby and thereby.

      4.4 Brokers and Finders. No finder or any agent, broker or other Person acting pursuant to authority of Buyer is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

      4.5 Financing. Buyer has available to it, either in the form of cash-on-hand or borrowing facilities with unconditional availability on not less than five days notice, cash in an amount in excess of the Purchase Price.

      4.6 Statements True and Correct. No representation or warranty made by Buyer in this Article 4 intentionally omits to state a Material fact with the purpose of making any such statement contained therein misleading.

                                    ARTICLE 5
                     COVENANTS AND ADDITIONAL AGREEMENTS OF
                              SELLER AND PURCHASER

      5.1 Operation of Business Pending Closing. From and after the date hereof and prior to the Closing Date, except with the consent of Buyer, which shall not be unreasonably withheld or delayed, Seller shall: (a) conduct its Business in substantially the same manner as presently conducted, and refrain from entering into any transaction or Contract which (i) is not in the ordinary course of business and consistent with past practice (ii) requires Seller to make extraordinary product deliveries for a period that could reasonably extend for more than 90 days past the Closing Date, (iii) creates a new consignment arrangement or vendor managed inventory arrangement that is inconsistent with Seller's past business practices or (iv) gives any Large Customer the right to receive, upon the attainment of specified sales volumes or otherwise, or the opportunity to receive, an incentive, discount, refund, rebate, incentive allowance, earned cost savings, credit (whether for products or for cash) or other price allowance of any kind, individually or in the aggregate with respect to such Large Customer, in excess of 3% on an annual basis, unless reasonably required to meet a competitive situation (but nothing herein shall prevent Seller from complying with any existing program); (b) notify Buyer of (i) any unexpected Material emergency or other Material change in the normal course of the operation of the Business or the Purchased Assets, and (ii) any Litigation (or written communications indicating that the same may be reasonably contemplated), affecting the Business or the Purchased Assets, and keep Buyer fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith (other than documents subject to the attorney-client privilege); (c) refrain from committing to any new trade or industry show space or signage or point of purchase displays unless failing so to commit might adversely affect the Business if the transactions contemplated hereby do not close; (d) promptly notify Buyer in writing of the occurrence of any Material Adverse Change with respect to the Business or the Purchased Assets or of any condition or event which could reasonably be expected to result in such a Material Adverse Change; and (e) use its reasonable commercial efforts to protect and preserve for the benefit of the Buyer (i) Seller's relationships with its employees, customers and suppliers and (ii) the goodwill of the Business. Notwithstanding anything herein to the contrary, Seller shall be permitted to terminate any distributor and/or seller representative or agent whose performance is not satisfactory to Seller.

      5.2 Right of Inspection; Access. In order to allow Buyer to conduct its due diligence investigation, upon reasonable notice and during normal business hours, and, in each case, in compliance with applicable antitrust Laws, Seller shall give to Buyer and its representatives full access to Seller's premises, the Purchased Assets and to Seller's Contracts, accounting, financial and legal information and to such other business information that Buyer may reasonably request in Seller's possession; provided, however, that the foregoing shall not permit Buyer or its representatives to interfere unreasonably with, or otherwise disrupt, the Business. Buyer acknowledges that it has conducted its own investigation of, and inquiry into, the environmental condition of the Florence Manufacturing Facility, and has obtained a Phase I environmental assessment, a Phase II environmental assessment and a Limited Environmental Health and Safety Compliance Review for such Florence Manufacturing Facility (collectively, the "Environmental Reports"), and subject to the satisfaction of Seller's pre-Closing obligations pursuant to Sections 5.6 hereof, those Environmental Reports are satisfactory to Buyer, and, accordingly, no further access is required for environmental assessments or environmental due diligence purposes. Seller shall also arrange for Buyer and its representatives to have the opportunity to consult with the officers, directors, employees, attorneys, accountants and other agents of Seller. Seller shall instruct such individuals to cooperate reasonably with Buyer and its designees. Buyer and its designees shall have the right to make copies of any of the records referred to above. Subject to reasonable arrangements and limitations imposed by Seller to restrict the disclosure of confidential or competitive information and/or to prevent the interference with the conduct of the Business, Seller shall take or permit, as applicable, the actions set forth on Schedule 5.2. Notwithstanding anything in this Agreement to the contrary, (a) Buyer shall bear all risk with respect to any property of Buyer referred to on Schedule 5.2 which is installed and/or located on any of Seller's premises (collectively, the "Transition Related Property") and indemnify and hold Seller harmless from any Losses attributable to any Transition Related Property and (b) if the Closing does not occur, Buyer shall, at its sole cost and expense, promptly remove all Transition Related Property from the premises of Seller.

      5.3 Confidentiality. The parties hereto have previously entered into that certain non-disclosure letter agreement, dated as of June 27, 2005 (the "Non-Disclosure Agreement"), and the Non-Disclosure Agreement remains in full force and effect in accordance with its terms. If the transactions contemplated hereby are not consummated, Buyer will return to Seller or destroy all information previously disclosed in writing by Seller to Buyer as Seller may reasonably request. The provisions of this Section 5.3 are intended to by complementary and supplemental to, and not intended to supplant or supersede, any of the terms, provisions or restrictions set forth in the Non-Disclosure Agreement. To the extent that any of the terms or provisions of this Section 5.3 are inconsistent with the terms or provisions of such Non-Disclosure Agreement, the terms and provisions of the Non-Disclosure Agreement shall govern and control. Notwithstanding the foregoing, the provisions of the Non-Disclosure Agreement shall not prohibit Buyer from using or disclosing confidential or non-public information that relates to the Purchased Assets or the Business after the Closing.

      5.4 Public Announcements. Seller and Buyer shall use their respective best efforts to consult with each other before issuing any press releases or otherwise making any public statements or filings with Governmental Authorities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with Governmental Authorities prior to such consultation and shall modify any portion thereof if the other party reasonably objects thereto, unless the same may be required by Law.

      5.5 Use of Names. Upon the earlier of (i) the first anniversary of the Closing Date and the tenth business day after the collection of accounts receivable of the Business that arose from pre-Closing operations, Seller (i) shall change its name to a name wholly dissimilar to "Essex Electric" and any variation or derivation thereof, (ii) shall provide such evidence of such name change as Buyer may reasonably request and (iii) shall not thereafter use, or permit any of its Affiliates to use, such name or any similar name or any variation or derivation thereof in any circumstances.

      5.6 Environmental Corrective Actions. Prior to the Closing, Seller shall undertake each of the corrective action items set forth in Schedule 5.6 attached hereto.

      5.7 Environmental Compliance Matters. Prior to Closing, Seller shall use commercially reasonable efforts to address each of the compliance matters set forth on Schedule 5.7 attached hereto. Buyer acknowledges and agrees that the Purchase Price has been adjusted to reflect that Seller may not complete such compliance matters and Seller shall have no further liability to Buyer as a result of any such non-completion, except for the Retained Fines and Penalties Liabilities.

      5.8 Employees.

            (a) At the Closing, Seller shall terminate all of the Florence Employees and Buyer shall, concurrently therewith, offer to hire all Florence Employees who were employed by Seller at the Closing. Florence Employees who accept Buyer's offer of employment at Closing and sign a waiver of severance from Seller will become Southwire employees and are hereinafter referred to as "Hired Employees." At or prior to Closing, in accordance with Seller's existing policy with respect thereto, Seller shall pay to the Florence Employees any compensation of any type (other than severance pay) and benefits (other than Accrued PTO) owed to the Florence Employees as of the Closing Date.

            (b) Except as otherwise provided under the terms of an applicable Employee Benefit Plan, effective as of the Closing Date the Hired Employees will cease to participate in, or accrue any benefits under, the Employee Benefit Plans. As of the Closing Date, such Hired Employees shall be permitted to participate in the plans, programs and arrangements of Buyer and/or its Affiliates relating to compensation and employee benefits ("Buyer Employee Plans"). Buyer will credit Hired Employees with service with Seller and its Affiliates prior to the Closing Date for all purposes of any Code Section 401(k) or vacation plan maintained by Buyer as of the Closing. In addition, any employee welfare benefit plan (as defined in Section 3(1) of ERISA) maintained by Buyer as of the Closing in which a Hired Employee participates immediately after the Closing (A) shall, to the extent required by applicable Law, not limit or exclude coverage on the basis of any pre-existing condition of such Hired Employee or dependent and (B) shall provide each Hired Employee or dependent full credit, for the plan year during which the Closing occurs, for any deductible already incurred by the Hired Employee or dependent under any Employee Benefit Plan and that any co-payments or out-of-pocket expenses previously paid under such Employee Benefit Plan shall count against any maximum out-of-pocket expense provision of any comparable plan maintained by Buyer as of the Closing.

            (c) Notwithstanding any other provision of this Agreement, effective as of the Closing Date, Buyer will become responsible for payment of all salaries and benefits and all other claims, costs, expenses, liabilities and other obligations related to Buyer's employment of the Hired Employees that arise or relate to events occurring or conditions existing on or after the Closing Date.

      5.9 WARN Act. Prior to Closing, Seller shall reasonably cooperate with Buyer (and act as Buyer's agent) in giving any notices required under the WARN Act with respect to the Florence Manufacturing Facility and under any similar Alabama Law as a result of the transactions contemplated by this Agreement;
provided, however, that Buyer acknowledges and agrees that in no event shall Seller be required to give any such notice prior to the satisfaction of the condition set forth in Section 7.4 hereof. Seller shall have no obligation to provide any such notices after the Closing Date. To the extent that any payment obligations under the WARN Act or any similar Alabama Law (collectively, "WARN Obligations") arise with respect to the Business, Buyer shall be obligated for any WARN Obligations or Liability arising as a result of any employment losses from the Business occurring as of and including the Closing Date.

      5.10 Reimbursement for Severance Obligations. Buyer shall, within 15 business days of Seller's written request, reimburse Seller for any Severance Obligations. If Buyer reimburses Seller for Severance Obligations attributable to any employee who is, at any time during the one-year period following the Closing Date, either employed by Seller or any Affiliate of Seller, then Seller shall promptly return the amount of any such reimbursement to Buyer.

      5.11 Other Offers and Exclusive Dealing. Unless and until this Agreement is terminated prior to Closing pursuant to Article 9, Seller shall not (and shall cause each of its shareholders, officers, directors, employees or agents not to collectively, "Seller Related Persons")) either:

            (a) solicit bids or offers or initiate discussions or negotiations with; or

            (b) on an unsolicited basis furnish or cause to be furnished any information concerning Seller to,

any Person (other than Buyer and its officers, directors, employees and agents) in connection with any proposed acquisition of Seller, whether by merger, purchase of the capital stock, sale of all or substantially all of the assets or other acquisition or business combination involving Seller (a "Business Combination"). Notwithstanding anything herein to the contrary, if the Board of Directors of Seller or of Alpine shall, at any time, receive a proposal or offer in respect of a Business Combination (an "Alternative Business Combination") which such Board of Directors shall determine is superior to the Business Combination proposed herein, then if such Board of Directors shall determine in the exercise of its fiduciary duties it is required to respond to such Alternative Business Combination, Seller and the Seller Related Persons shall be released from any obligation under this Section to the extent necessary to respond to such Alternative Business Combination consistent with the exercise of such fiduciary duties. If Seller receives, or if any of the Seller Related Persons receive, any inquiry or proposal of a type referred to above, then Seller shall (and it shall cause the Seller Related Persons to) promptly notify Buyer of the existence of any such inquiry or proposal. If:

                  (i) Seller breaches its obligations under this Section;

                  (ii) Seller terminates this Agreement pursuant to Section 9.1(c);

                  (iii) Buyer terminates this Agreement pursuant to Section 9.1(d); or

                  (iv) Buyer terminates this Agreement pursuant to Section 9.1(i) or Buyer or Seller terminate this Agreement pursuant to
            Section 9.1(j) and, in either case, prior to, concurrently with or within one year after any such termination, Seller consummates a Business Combination with a Third Party with whom Seller or its controlling shareholders discussed a Business Combination subsequent to the date hereof and prior to such termination, then, in any such event, Seller shall pay Buyer, as Buyer's liquidated damages (and not as a penalty) incurred by Buyer in connection with this Agreement and all related transactions, the sum of $2,500,000, and any such payments by Seller shall be Buyer's sole and exclusive remedy hereunder. Said $2,500,000 shall be paid within two business days by wire transfer of immediately available funds; provided, however, in the case of clause (iv) above, such payment shall be made within two business days of the consummation of such Business Combination with a Third Party. Notwithstanding anything in this Section 5.11 to the contrary, neither Seller nor Alpine shall be liable hereunder for any act or omission committed by Superior Essex Inc. in its capacity as a shareholder of Seller or otherwise.

      5.12 Certain Tax Matters.

            (a) All Tax Returns required to be filed by Seller on or before the Closing Date shall be filed by Seller and Seller shall pay all Taxes shown as due and payable thereon.

            (b) Subsequent to the Closing Date, Buyer and Seller shall provide each other with such assistance (including the provision of records) as may reasonably be requested by either of them in connection with the preparation of any Tax Return, the response to any audit or other examination by any Governmental Authority, or any judicial or administrative proceedings relating to any Liability for Taxes.

      5.13 Idled Production Machinery and Equipment. If, prior to Closing, any Idled Production Machinery and Equipment is lost or damaged beyond reasonable repair due to a fire or other casualty, then Buyer shall be entitled to (a) receive any insurance proceeds actually received by Seller with respect thereto or (b) in lieu thereof, at Seller's option, Seller may assign to Buyer all of its rights with respect to any claim for such insurance proceeds.

      5.14 Expenses. Except as set forth below and in Section 1.4(c), whether or not the transactions contemplated hereby are consummated, Buyer and Seller shall each pay its own fees and expenses and those of its agents, attorneys and advisers. Buyer shall pay all HSR Act filing fees. Anything to the contrary in this Agreement notwithstanding, (a) Seller shall pay 2/3 of the costs of any environmental surveys and related costs to be undertaken at the Florence Real Property and Buyer shall pay 1/3 of such costs, (b) Buyer shall pay all of its other due diligence costs, (c) Seller shall pay any sales and other transfer taxes and fees (including motor vehicle transfer fees) which may be due with respect to the sale of the Purchased Assets, (d) any fees and expenses of any finder or broker retained by or on behalf of either party (or by any of its Affiliates) shall be paid by such party, (e) Seller shall pay $18,000 of the total premium on the Environmental Matters Insurance Policy (as defined below) and Buyer shall pay the remainder of such premium and (f) the Purchased Assets shall, to the extent permitted by applicable Law, be claimed as exempt from sales or use tax by Buyer and Buyer shall furnish Seller at Closing with appropriate resale exemption certificates and manufacturing machinery exemption certificates as reasonably requested by Seller for the Purchased Assets.

      5.15 Delivery of Books and Records. At the Closing, Seller shall deliver to Buyer all original documents, books and records pertaining to the Business (except minute books, stock records, financial statements, Tax Returns (other than personal property tax returns relating to the Purchased Assets) and all documents, books and records pertaining solely to the Excluded Assets and the Excluded Liabilities) and to the Purchased Assets and the Assumed Liabilities that are legally significant or useful to the Business (including those relating to the Florence Employees) and shall deliver copies of all other documents, books and records pertaining to the Business, the Purchased Assets and the Assumed Liabilities as Buyer may reasonably request, but in each case subject to applicable Laws relating to privacy. Seller may retain copies of any of the foregoing for its own use. Without limiting the generality of the foregoing, Seller shall deliver to Buyer at the Closing all documents and records relating to the Intellectual Property, including without limitation, and to the extent in Seller's possession, the original Certificates of Registration for all Letters Patent, trademarks and service marks listed on Schedule 3.11 and all such documents relating thereto along with any other documents necessary to transfer title thereto and to record such transfer before the respective patent and trademark offices or similar Governmental Authorities.

      5.16 Alpine Proxy Materials. To the extent necessary, Buyer shall cooperate with Seller with respect to the preparation of any necessary proxy materials by any Affiliate of Seller.

      5.17 HSR Act Filings. Buyer and Seller have prepared and made (or each has caused its "ultimate parent entity" to prepare and make) the filings required to be made with the FTC and the DOJ under the HSR Act. If the FTC or the DOJ requires any additional information with respect to the transaction, Buyer and Seller shall reasonably cooperate with each other in obtaining and preparing such information and delivering it to the FTC and the DOJ.

      5.18 Further Assurances; Covenant to Satisfy Conditions. (a) At any time and from time to time after the Closing, Seller shall, at the request of Buyer
(i) take any and all actions necessary to fulfill its obligations hereunder and, subject to the terms of the Transition Services Agreement, to put Buyer in actual possession and operating control of the Purchased Assets and (ii) execute and deliver such further instruments of conveyance, sale, transfer and assignment, and take such other actions as may be reasonably necessary or appropriate to effectuate, record or perfect the transfer of the Purchased Assets to Buyer, free and clear of all Liens (other than Permitted Liens), or to confirm the title of the Purchased Assets to Buyer. Without limiting the generality of the foregoing, Seller shall execute and deliver such documents, prepared by Buyer, as may be reasonably necessary or appropriate to transfer to Buyer Seller's Alabama Department of Revenue Sales and Use Tax and Ad Valorem Tax Certificates of Exemption for Project Number 2002308001 (the "Exemption"); provided, however, that Buyer acknowledges and agrees that Seller is not making any representation hereunder as to the transferability of the Exemption and Seller shall have no Liability hereunder if Buyer shall fail to obtain the Exemption.

            (b) Buyer and Seller will use their respective commercially reasonable best efforts to ensure that the conditions set forth in Articles 6 and 7, respectively, which are required to be satisfied by Buyer and Seller, respectively, are satisfied as soon as reasonably practicable, including, without limitation, the deliveries provided for therein.

      5.19 Title.

            (a) Buyer has obtained an Owners Title Insurance Commitment (the "Title Commitment") with respect to the Florence Real Property prior to the date of this Agreement from Commonwealth Land Title Insurance Company (the "Title
Insurer"). Buyer has previously delivered a complete copy of the Title Commitment to the attorneys of Seller set forth in Section 11.1 with a written notice specifying any Liens or other defects of title other than the Permitted Title Exceptions (together with true and complete copies of any such Liens or other defects of title). Buyer shall notify such attorneys of Seller in writing of any Liens or defects of title disclosed in any update or continuation of the Title Commitment within seven days of Buyer's receipt thereof (and provide Seller within such seven day period with true and complete copies of any such other Liens or defects of title). Except as expressly provided in Section 5.19(b) of this Agreement, Seller shall have no obligation to cure any such title objections. If, after having received Buyer's notice of title objections which Seller is not obligated to remove pursuant to Section 5.19(b) hereof, Seller gives notice of its election not to cure same (or is unable to do so), Buyer shall either (i) elect within ten business days after Seller shall have given such notice to accept such title as Seller is able to convey without any reduction or abatement of the Purchase Price or (ii) elect to terminate this Agreement. Failure of Buyer to notify Seller of its election within such ten business day period shall be deemed to constitute Buyer's election to accept such title. In the event that Buyer shall elect to terminate this Agreement, this Agreement shall wholly cease and terminate and neither of the parties shall have any further liabilities or obligations hereunder, other than those which expressly survive the termination of this Agreement. Seller shall be entitled to reasonable adjournments of the Closing to cure any title objections, which adjournments shall not exceed 60 days in the aggregate, but in no event shall any such adjournment delay the Closing beyond February 15, 2006. If, at the end of such 60 day period, Seller has still failed to cure such title defects, Buyer shall have the right to terminate this Agreement. Nothing herein contained shall obligate Seller to bring any action or proceeding or, except as expressly provided in this Agreement, otherwise to incur any expense in order to cure any title objection or to continue with or to succeed in such cure.

            (b) Notwithstanding anything to the contrary contained in Section 5.19(a) hereof, if the Title Commitment (or any update or continuation thereof) discloses any Lien affecting the Florence Real Property, other than the Permitted Title Exceptions, which either (i) was placed of record by Seller or with Seller's express written consent, including that certain mortgage securing the amount of $100,000,000.00 from Seller to Foothill Capital Corporation, as Agent, recorded in Real Property Book 2002, Page 75198 in the office of the Judge of Probate of Lauderdale County, Alabama, or (ii) may be satisfied by the payment of a liquidated sum of money not to exceed, in the aggregate for all such encumbrances, $1,000,000 then, in any such case, Seller shall be obligated to take such action as is required on the part of Seller to have such Lien removed of recorded and omitted as an exception from the title insurance coverage provided to Buyer and its lender by the Title Insurer.

            (c) If a search of the title discloses judgments, bankruptcies or other returns against other Persons having names the same as or similar to that of Seller, Seller shall, on request, deliver to Buyer and the Title Insurer a certification in form and substance reasonably satisfactory to Seller and the Title Insurer certifying that such judgments, bankruptcies or other returns are not against Seller.

            (d) Buyer shall pay the cost of Buyer's policy of title insurance and of any survey obtained by Buyer.

            (e) Unpaid Liens for Taxes, water charges and assessments which Seller is obligated to pay and discharge shall not be title objections but, at the option of Seller, the amount thereof, plus interest and penalties thereon, shall be deducted from the balance of the Purchase Price to be paid hereunder or paid by Seller, subject to the provisions for apportionment of Taxes and water charges contained herein.

            (f) If, on the Closing Date, there shall be financing statements which were filed more than five years prior to the Closing Date and which were not continued, such financing statements shall not be deemed to be a title objection, provided that (i) the Title Insurer gives Buyer and its lender, if any, affirmative coverage against any loss or damage (including reasonable attorneys' fees and expenses of litigation) resulting from the enforcement or attempted enforcement of the security interest evidenced by such financing statement(s) or (ii) each such financing statement is omitted as an exception from the title insurance coverage provided to Buyer and its lender, if any, by the Title Insurer.

            (g) In the event there are unpaid state franchise Taxes and/or municipal corporate business Taxes due from any Persons in the chain of title, which franchise Taxes and/or municipal business Taxes are or may be a Lien upon the Florence Real Property, such Taxes shall not be a title objection, provided that the Title Insurer (i) shall afford Buyer and its lender, if any, affirmative coverage against any loss or damage (including reasonable attorneys' fees and expenses of litigation) resulting from the enforcement or attempted enforcement of any such execution or Lien or (ii) shall otherwise insure Buyer and its lender, if any, against collection of such Taxes out of the Florence Real Property.

      5.20 Notification of Changes.

            (a) Between the date hereof and the Closing Date, Seller shall promptly notify Buyer in writing of any information unknown as of the date hereof or arising subsequent to the date hereof that, if known or existing on the date hereof, as the case may be, would have been required to be disclosed on a Schedule hereto in order for Seller to comply with its obligations under
Section 6.1.

            (b) If any  information  provided  by  Seller to Buyer  pursuant  to
Section 5.20(a) shall disclose the existence or occurrence of a circumstance or event that is Material and adverse when compared to the information disclosed in any Schedule delivered by Seller on the date of this Agreement, Buyer shall have the right to terminate this Agreement by written notice to that effect (specifying the basis for such termination to Seller) within 14 business days after its receipt of such supplemental disclosure; and upon such timely termination, Buyer shall be released of all of its obligations hereunder. If Buyer shall not timely elect to terminate this Agreement in accordance with the foregoing sentence, such disclosed information shall be deemed to amend any such Schedule and this Agreement as of the date hereof.

      5.21 Future Business Dealings. Buyer and Seller agree to discuss future opportunities to supply each other with certain products during the period between the date hereof and the Closing Date as they may deem mutually advantageous upon pricing and other terms to be negotiated.

      5.22 Intrusive Testing. Buyer agrees that it will not conduct any invasive testing, Phase II sampling, investigation, evaluation or other analysis of the subsurface conditions at the Florence Real Property, following the Closing Date, unless and only to the extent such testing, sampling, investigation, evaluation or analyses are (i) required to be undertaken pursuant to applicable Environmental Law or a written requirement order of a Governmental Authority or
(ii) undertaken by Buyer in the ordinary course of Buyer's operation of its business at the Florence Real Property, including without limitation, in connection with any maintenance, construction or expansion activities, or environmental compliance or audits; provided, however, that for purposes of this
Section 5.22 any such maintenance activities or environmental compliance or audits conducted by Buyer shall be of substantially the same scope, tenor and frequency as those undertaken by Buyer at its other facilities.

                                    ARTICLE 6
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

      The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Buyer for purposes of consummating such transactions:

      6.1 Representations True and Covenants Performed at Closing. The representations and warranties made by Seller in this Agreement shall be true and correct in all Material respects on the Closing Date with the same force and effect as if this Agreement had been executed on and as of the Closing Date (other than representations and warranties which are made as of a specified date, which shall be true and correct in all Material respects as of such date); provided, however, that the Qualified as to Materiality Representations shall be true and correct on the Closing Date in accordance with their respective terms with the same force and effect as if this Agreement had been executed on and as of the Closing Date (other than Qualified as to Materiality Representations which are made as of a specified date, which shall be true and correct as of such date). Seller shall have duly performed or complied with in all Material respects all of the agreements and covenants and satisfied all of the conditions to be performed or complied with by it on or prior to the Closing Date, except that Seller's compliance or lack of compliance with Section 5.7 hereof shall not be a condition precedent to Closing. Notwithstanding anything herein to the contrary, if Seller shall have failed to duly perform or comply with the requirements of Section 5.6 or Schedule 5.6, such failure shall be deemed "Material" for all purposes of this Article 6. Seller shall execute and deliver to Buyer a certificate, dated as of the Closing Date, certifying as to the fulfillment of the conditions of this Section 6.1 and the non-occurrence of Material damage to the Florence Manufacturing Facility between the date hereof and the Closing Date, in the form attached hereto as Exhibit A.

      6.2 No Injunction, Etc. No Litigation, Law or Order shall have been instituted, enacted, entered, threatened or proposed before any court or Governmental Authority to enjoin, restrain, prohibit, or obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby.

      6.3 No Material Damage to Florence Manufacturing Facility. There shall not have occurred any Material damage to the Florence Manufacturing Facility.

      6.4 HSR Act Approval. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated and neither the FTC nor the DOJ shall have sought to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby (or any such proceeding has been resolved to permit the consummation of the transactions contemplated hereby).

      6.5 Alpine Stockholder Approval. The stockholders of Alpine shall have duly authorized the execution, delivery and performance of this Agreement and the Other Agreements in accordance with the Certificate of Incorporation and Bylaws of Alpine and the Delaware General Corporation Law.

      6.6 Bill of Sale; Assignments;  Etc. Buyer shall have received from Seller
(a) an executed Bill of Sale, in the form attached hereto as Exhibit B, (b) an executed Assignment and Assumption Agreement, in the form attached hereto as Exhibit C and (c) such other assignments and instruments of conveyance as may be reasonably necessary or appropriate to transfer the Purchased Assets to Buyer free and clear of all Liens except Permitted Liens, including, without limitation, an assignment of the Exemption, but only to the extent the Exemption is assignable, and the failure of the state of Alabama to consent to such assignment shall not be a condition to Closing.

      6.7 Assignment of Non-Competition Rights. Buyer shall have received an Assignment of Non-Competition Rights, in the form attached hereto as Exhibit D, duly executed by Seller and Alpine Holdco Inc.

      6.8 Assignment of Intellectual Property. Buyer shall have received from Seller instruments evidencing the assignment to Buyer of all owned Intellectual Property (including domain names) included in the Purchased Assets, in the form attached hereto as Exhibit E-1 (US), Exhibit E-2 (Canada) and Exhibit E-3.

      6.9 Irrevocable Proxy. Buyer shall have received an Irrevocable Proxy, in the form attached hereto as Exhibit F, duly executed by Seller.

      6.10 Assignment of Trademark License Agreement. Buyer shall have received an Assignment of Trademark License Agreement, in the form attached hereto as Exhibit G, duly executed by Seller, and IP Licensing LLC shall not have withdrawn its consent to such assignment.

      6.11 Lien Releases. Buyer shall have received releases of all Liens to which the Purchased Assets are subject (other than Permitted Liens), including, without limitation, a release in recordable form of the Florence Real Property from the Lien of that certain mortgage in the amount of $100,000,000.00 from Seller to Foothill Capital Corporation, as Agent, recorded in Real Property Book 2002 in the office of the Judge of Probate of Lauderdale County, Alabama.

      6.12 Limited Warranty Deed and Quitclaim Deed. Buyer shall have received from Seller in duly executed and recordable form (a) a limited warranty deed in respect of the Florence Real Property, in the form attached hereto as Exhibit H, and (b) a quitclaim deed describing the Florence Real Property according to any new survey of the Florence Real Property obtained by Buyer if the survey description differs Materially from the description set forth in such limited warranty deed.

      6.13 [Intentionally Omitted].

      6.14 Certificate(s) of Occupancy, Etc. Seller shall have delivered to Buyer copies of all certificates of occupancy issued by the state fire marshal and/or the appropriate local zoning authorities for the Florence Real Property together with a complete set of all passkeys, all architectural, mechanical and electrical plans and specifications in Seller's possession used in the construction of the improvements, and all "as-built" plans and site surveys in Seller's possession.

      6.15 Section 1445 Affidavit. Buyer shall have received an affidavit from Seller and any other party or parties required pursuant to Section 1445 of the Code.

      6.16 Covenant Not To Compete. Each of Seller, Alpine, Alpine Holdco Inc. and Steven S. Elbaum, shall have entered into a non-competition agreement with Buyer, in the form attached hereto as Exhibit I.

      6.17 Transition Services Agreement. Seller shall have entered into a Transition Services Agreement, in the form attached hereto as Exhibit J (the "Transition Services Agreement").

      6.18 Secretary's Certificate. Seller shall have delivered to Buyer a certificate, dated the Closing Date, executed by the Secretary of Seller, in the form attached hereto as Exhibit K.

      6.19 Consents. There shall have been received a consent from the Third Party to the Contract set forth on Schedule 6.19 or Seller and Buyer shall have agreed upon an alternative mechanism which would confer upon Buyer substantially the same benefit which it would have received if such consent was granted.

                                    ARTICLE 7
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                    OF SELLER

      The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived, in whole or in part, by Seller for purposes of consummating such transactions:

      7.1 Representations True and Covenants Performed at Closing. The representations and warranties made by Buyer in this Agreement shall be true and correct in all Material respects on the Closing Date with the same force and effect as if this Agreement had been executed on and as of the Closing Date (other than representations and warranties which are made as of a specified date, which shall be true and correct as of such date). Buyer shall have duly performed or complied with in all Material respects all of the agreements and covenants and satisfied all of the conditions to be performed or complied with by it on or prior to the Closing Date. Buyer shall execute and deliver to Seller a certificate dated as of the Closing Date, certifying as to the fulfillment of the conditions of this Section 7.1, in the form attached hereto as Exhibit L.

      7.2 No Injunction, Etc. No Litigation, Law or Order shall have been instituted, enacted, entered, threatened or proposed before any court or Governmental Authority to enjoin, restrain, prohibit, or obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby.

      7.3 HSR Act Approval. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated and neither the FTC nor the DOJ shall have sought to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby (or any such proceeding has been resolved to permit the consummation of the transactions contemplated hereby).

      7.4 Alpine Stockholder Approval. The stockholders of Alpine shall have duly authorized the execution, delivery and performance of this Agreement and the Other Agreements in accordance with the Certificate of Incorporation and Bylaws of Alpine and the Delaware General Corporation Law.

      7.5 Payment of the Purchase Price. The Purchase Price shall have been paid to Seller in the manner described in Article 1 hereof.

      7.6 Assignment and Assumption Agreement. Seller shall have received from Buyer an executed Assignment and Assumption Agreement, in the form attached hereto as Exhibit C.

      7.7 Secretary's Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date, executed by the Secretary of Buyer, in the form attached hereto as Exhibit M.

      7.8 Transition Services Agreement. Buyer shall have entered into the Transition Services Agreement.

      7.9 Utility Letter of Credit. Buyer shall have either (a) obtained a standby letter of credit in form and substance acceptable to Florence Utilities for substitution of the Utility Letter of Credit or (b) provided to Florence Utilities a deposit, collateral or other assurances acceptable to Florence Utilities in order to release the Utility Letter of Credit, and Florence Utilities shall have returned to Seller the Utility Letter of Credit.

      7.10 Environmental Matters Insurance Policy. Buyer shall have delivered to Seller an insurance policy and applicable endorsements in substantially the form attached hereto as Exhibit N (the "Environmental Matters Insurance Policy"), together with evidence reasonably satisfactory to Seller that such policy is in effect and that the premium payable in respect thereof has been paid.

                                    ARTICLE 8
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                               AND INDEMNIFICATION

      8.1 Survival of Representations and Warranties.

            (a) All representations, warranties, agreements and covenants made or undertaken by the parties in this Agreement are material, have been relied upon by the other parties hereto, shall survive the Closing hereunder, shall not merge in the performance of any obligation by any party hereto and shall terminate and expire as follows:

                  (i) Any General  Claim with  respect to which a Claims  Notice has not been given pursuant to Section 8.4 will terminate and expire 18 months after the Closing Date.

                  (ii) Any  Ownership  Claim,  any claim  arising out of Section
            8.2(a), any claim arising out of Section 8.3(a) and any claim for breaches of agreements or covenants contained in this Agreement shall not terminate or expire.

            (b) The representations and warranties made by Seller and contained in Article 3 of this Agreement and the representations and warranties made by Buyer and contained in Article 4 of this Agreement are deemed by the parties hereto to have been made by Seller and Buyer, as the case may be, on and as of both the date hereof and the Closing Date with the same force and effect as if this Agreement were executed by Seller and Buyer on each of the date hereof and the Closing Date (other than representations and warranties which are made as of a specified date, which shall be true and correct as of such date).

      8.2 Obligation of Seller to Indemnify. Subject to the limitations contained in Sections 8.1 and 8.6, Seller agrees to pay, indemnify, defend and hold Buyer and its officers, directors, employees, counsel, agents, Affiliates and assigns harmless from and against all Losses which may be asserted against, imposed upon or incurred by any of them by reason of, resulting from, or in connection with the following:

            (a) any Excluded Liability;

            (b) any inaccuracy in or breach of any representation or warranty made by Seller pursuant to this Agreement; and

            (c) any breach of any covenant or agreement made or to be performed by Seller pursuant to this Agreement.

      8.3 Obligation of Buyer to Indemnify. Subject to the limitations contained in Sections 8.1 and 8.6, Buyer agrees to pay, indemnify, defend and hold Seller and its officers, directors, employees, counsel, agents, Affiliates and assigns harmless from and against all Losses which may be asserted against, imposed upon or incurred by any of them by reason of, resulting from or in connection with the following:

            (a) any Assumed Liability;

            (b) any inaccuracy in or breach of any representation or warranty made by Buyer pursuant to this Agreement; and

            (c) any breach of any covenant or agreement made or to be performed by Buyer pursuant this Agreement.

      8.4 Notice of Loss or Asserted Liability. Promptly after (a) becoming aware of circumstances that have resulted in a Loss for which any Person entitled to indemnification pursuant to Section 8.2 or Section 8.3 intends to seek indemnification under such Section (the "Indemnified Party") or (b) receipt by the Indemnified Party of written or oral notice of any demand, claim or circumstance which, with or without the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any Litigation that may result in a Loss (an "Asserted Liability"), the Indemnified Party shall give written notice thereof (the "Claims Notice") to any other party or parties obligated to provide indemnification pursuant to Section 8.2 or Section 8.3 (the "Indemnifying Party"). The Claims Notice shall describe the Loss or the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary, but only if reasonably determinable) of the Loss that has been or which may be suffered by the Indemnified Party. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Loss at any time prior to final resolution of the obligation to indemnify relating to the Asserted Liability or the Loss. If a Claims Notice is not provided promptly as required by this Section 8.4, the Indemnified Party nonetheless shall be entitled to indemnification by the Indemnifying Party unless the Indemnifying Party is able to prove that it was prejudiced by such late receipt of the Claims Notice.

      8.5 Opportunity to Contest. The Indemnifying Party may elect to compromise or contest, at its own expense and with counsel of its choice reasonably acceptable to the Indemnified Party, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall, within 30 days (or sooner, if the nature of the Asserted Liability so requires), notify the Indemnified Party of its intent to do so by sending a notice to the Indemnified Party (the "Contest Notice"), and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party (upon further notice to the Indemnifying Party) shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party. Anything in this Section 8.5 to the contrary notwithstanding, (i) the Indemnified Party shall have the right, at its own cost and for its own account, to compromise or contest any Asserted Liability and the exercise of such right shall relieve the Indemnifying Party of any further obligation hereunder with respect to any such Asserted Liability, and (ii) neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the Indemnifying Party or the Indemnified Party, as the case may be, settle or compromise any Asserted Liability or consent to entry of any judgment which does not include an unconditional term releasing the Indemnifying Party or the Indemnified Party, as the case may be, from all Liability in respect of such Asserted Liability. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. Seller and Buyer shall reasonably cooperate with each other as to all Asserted Liabilities initiated by Third Parties shall make available to each other as reasonably requested all information, records, and documents relating to all Asserted Liabilities initiated by Third Parties and shall preserve all such information, records, and documents until the termination of any such Asserted Liability.
Seller and Buyer also shall make available to each other, as reasonably requested, its personnel, agents, and other representatives who are responsible for preparing or maintaining information, records, or other documents, or who may have particular knowledge with respect to any Asserted Liability.

      8.6 Limitations on Indemnification. Anything to the contrary herein notwithstanding:

            (a) Seller shall not be required to indemnify Buyer and the other Persons specified in Section 8.2 with respect to a Loss related to a General Claim unless the amount of such Loss, when aggregated with all other such Losses of such Persons, shall exceed $250,000 (the "Minimum Aggregate Liability Amount"), at which time Losses may be asserted for the Minimum Aggregate Liability Amount and any amounts in excess thereof. Notwithstanding anything herein to the contrary, the Minimum Aggregate Liability Amount shall not apply to any Losses attributable to any inaccuracy in or breach of any Qualified as to Materiality Representation.

            (b) The  maximum  aggregate  liability  of Seller  pursuant  to this
Article 8 with respect to any Losses related to General Claims shall be an amount equal to 10% of the aggregate Purchase Price (the "Maximum Aggregate Liability Amount").

            (c) The Minimum Aggregate Liability Amount and the Maximum Aggregate Liability Amount shall not apply to any Loss which results from or arises out of
(A) any Ownership Claim, (B) any claim arising out of Section 8.2(a), (C) any claim for breaches of agreements or covenants in this Agreement, or (D) fraud and intentional misrepresentation or an intentional breach of warranty on the part of Seller or Buyer in this Agreement.

            (d) No party otherwise entitled to indemnification under this Agreement shall be indemnified pursuant to this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct, violation of Law or bad faith of such party, in each case, as determined by a final, non-appealable judgment by a court of competent jurisdiction.

            (e) The amount of any indemnification under this Article 8 shall be reduced by any amount recovered by the Indemnified Party (net of reasonable expenses incurred in obtaining such recovery) under any insurance policy (including any environmental insurance policy) or from any Third Party (which recovery the Indemnified Party shall use its reasonable commercial efforts to pursue), and by any income Tax benefit related to the indemnified Loss obtained by the Indemnified Party or any Affiliate. If, after an indemnification payment has been made with respect to a Loss, the Indemnified Party or any Affiliate has a recovery, or obtains an income Tax benefit, with respect to that Loss, the Indemnified Party shall promptly pay to the Indemnifying Party the amount of that recovery or income Tax benefit, net of reasonable expenses and Tax or other costs incurred in obtaining recovery.

            (f) Any payment of an indemnification amount under this Article 8 shall be accounted for as an adjustment to the Purchase Price.

            (g) Seller shall not be required to indemnify Buyer and the other Persons specified in Section 8.2 with respect to any Loss related to an Environmental Liability unless such Loss exceeds the total payments made to Buyer or such other Person under the insurance policy referred to in Section
7.10 hereof and Seller's obligation to indemnify Buyer and the other Persons specified in Section 8.2 as limited by this Section 8.6(g) shall expire upon the earlier of (i) the fifth anniversary of the Closing Date or (ii) the expiration, lapse or non-renewal of the insurance policy referred to in Section 7.10 hereof.

      8.7 Subrogation Rights. In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article 8, the Indemnifying Party shall upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Loss to which such indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amount paid by it pursuant to this
Article 8 in connection with such Loss.

      8.8 Post-Closing Maintenance of Cash, Etc.. To ensure that adequate sums will be available from which post-Closing adjustments and Seller's indemnifications may be paid to Buyer, Seller will, at all times during the 18-month period subsequent to the Closing, maintain unencumbered either (a) cash, (b) cash equivalents or (c) marketable securities or other assets that are acceptable to Buyer in its sole discretion, which in the case of either clause
(a), (b) or (c) is at least equal to 5% of the aggregate Purchase Price (adjusted for claims paid), but in no event to exceed $3,500,000.

      8.9 Indemnification Payments. Subject to the terms hereof and unless contested pursuant to Section 8.5, an Indemnifying Party shall pay to the Indemnified Party the full amount of any and all Losses (other than Losses resulting from an Asserted Liability) under this Article 8 within ten days of receipt of the Claims Notice thereof and the full amount of any Loss resulting from an Asserted Liability within ten days of the date such Litigation is terminated or the date a final judgment or award is rendered and no appeal is taken, and thereafter the amount of such Loss shall bear interest at a rate equal to the lesser of 2% per month or the maximum amount permitted by law.

      8.10 Exclusive Remedies. If the Closing occurs, the remedies provided in this Article 8 are the sole and exclusive remedies for recoveries against another party for breaches of the representations and warranties in this Agreement and for the matters specifically listed in Sections 8.2 and 8.3; provided, however, that neither the foregoing nor anything else in this
Agreement shall limit the right of a party to enforce the performance of this Agreement by any remedy available to it in equity, including specific performance.

                                    ARTICLE 9
                                   TERMINATION

      9.1  Method  of   Termination.   This   Agreement  and  the   transactions
contemplated by it may be terminated at any time prior to the Closing Date:

            (a) By the mutual consent of Seller and Buyer at any time;

            (b) By Seller pursuant to Section 1.2;

            (c) By Seller in the exercise of fiduciary duties by its board or the board of Alpine pursuant to Section 5.11;

            (d) By Buyer if Seller or the controlling shareholders of Seller consummate a Business Combination with any Person other than Buyer;

            (e) By Buyer pursuant to Section 5.19;

            (f) By Buyer pursuant to Section 5.20;

            (g) By Buyer pursuant to Section 9.4;

            (h) By Seller, upon a breach of or failure to perform in any Material respect any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, such that the conditions set forth in
Article 7 of this Agreement cannot be satisfied on or prior to November 30, 2005; provided, however, in the case of any such breach or failure to perform by Buyer of any covenant or agreement hereunder which is not a willful breach or failure to perform, if such breach or failure to perform may be cured by Buyer and Buyer is taking reasonable steps to cure such breach or failure to perform, then Seller may not terminate this Agreement pursuant to this Section 9.1(h) until February 15, 2006;

            (i) By Buyer, upon a breach of or failure to perform in any Material respect any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, such that the conditions set forth in
Article 6 of this Agreement cannot be satisfied on or prior to November 30, 2005; provided, however, in the case of any such breach or failure to perform by Seller of any covenant or agreement hereunder which is not a willful breach or failure to perform, if such breach or failure to perform may be cured by Seller and Seller is taking reasonable steps to cure such breach or failure to perform, then Buyer may not terminate this Agreement pursuant to this Section 9.1(i) until February 15, 2006; or

            (j) By Seller or Buyer, if the Closing shall not have occurred on or prior to February 15, 2006.

      9.2 Notice of Termination. Notice of termination of this Agreement, as provided for in this Article 9, shall be given by the party so terminating to the other parties hereto in accordance with Section 11.1 of this Agreement.

      9.3 Effect of Termination. In the event of a termination of this Agreement pursuant to Section 9.1 hereof, and except for the rights and obligations arising under Section 5.11 (which shall survive any such termination), this Agreement shall become void and of no further force and effect, and each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its agents, counsel, representatives, Affiliates or assigns) shall be liable to any other party for any Loss hereunder. It is agreed that time is of the essence in the performance and satisfaction of this Agreement and each of the conditions specified in Articles 6 and 7 of this Agreement are Material for purposes of this Agreement.

      9.4 Destruction, Damage or Condemnation.

            (a) If, prior to the Closing Date, any portion of the Florence Real Property is Materially damaged or destroyed by fire or other casualty (a "Casualty"), then Seller shall notify Buyer of such fact and Buyer shall have the option to terminate this Agreement upon notice to Seller given not later than ten business days after Seller gives such notice to Buyer. If this Agreement is terminated as aforesaid, then neither party shall have any further rights or obligations hereunder, other than those which expressly survive the termination of this Agreement, and all insurance proceeds shall belong to Seller. If, prior to the Closing Date, any portion of the Florence Real Property is Materially damaged or destroyed by a Casualty and Buyer does not elect to terminate this Agreement (or if Buyer does not have the right to elect to terminate this Agreement), then (i) Buyer shall accept so much of the Florence Real Property as remains after such Casualty with no abatement of the Purchase Price, and (ii) Seller shall (1) assign to Buyer at the Closing all rights of Seller to any insurance proceeds, (2) remit to Buyer at Closing any such insurance proceeds received by Seller after the date hereof and prior to the Closing (less reasonable costs of collection and/or restoration incurred by Seller prior to Closing), and (3) remit to Buyer promptly upon receipt any such insurance proceeds received by Seller after the Closing (which obligation shall survive the Closing).

            (b) In the event of (i) the institution of any proceeding (judicial, administrative or otherwise) which shall relate to the proposed taking by eminent domain of a portion of the Florence Real Property, and the portion of the Florence Real Property not affected by such proceeding can reasonably be expected to be operated in a manner sufficient to conduct the Business in substantially the same manner as conducted prior to such taking (as used in this Section 9.4, the portion of the Florence Real Property affected by such a proceeding is referred to as an "immaterial portion of the Real Estate"), or
(ii) the taking of an immaterial portion of the Real Estate by eminent domain occurs prior to the Closing Date, then Buyer shall nevertheless be required to purchase the Purchased Assets on the Closing Date and there shall be no abatement of the Purchase Price, and Seller shall (i) assign to Buyer at the Closing all rights of Seller to any condemnation proceeds, (ii) remit to Buyer at Closing any such condemnation proceeds received by Seller after the date hereof and prior to the Closing (less reasonable costs of collection and/or restoration incurred by Seller prior to Closing), and (iii) remit to Buyer promptly upon receipt any such condemnation proceeds received by Seller after the Closing (which obligation shall survive the Closing). Buyer shall have the right to participate fully in the condemnation proceeding so long as it pays for its own attorney's fees and litigation expenses.

            (c) In the event that prior to the Closing proceedings are instituted for the taking by eminent domain of all of the Florence Real Property, or in the event of the taking by eminent domain of all of the Florence Real Property prior to the Closing Date, then this Agreement shall terminate and neither party shall have any further rights or obligations hereunder, other than those which expressly survive the termination of this Agreement, and all condemnation proceeds shall belong to Seller.

          (d) In the event that prior to the Closing (i) proceedings are instituted for the taking by eminent domain of more than an immaterial portion of the Florence Real Property, or (ii) more than an immaterial portion of the Florence Real Property is taken by eminent domain, then, in any such event, Buyer shall have the right, exercisable by notice to Seller given within ten business days after Buyer shall have received from Seller written notice of the applicable proceedings, to terminate this Agreement and neither party shall have any further rights or obligations hereunder, other than those which expressly survive the termination of this Agreement. In the event that Buyer shall fail to give timely such notice, Buyer shall be required to purchase the Purchased Assets on the Closing Date and there shall be no abatement of the Purchase Price, and Seller shall (i) assign to Buyer at the Closing all rights of Seller to any condemnation proceeds (less reasonable costs of collection and/or restoration incurred by Seller prior to Closing), (ii) remit to Buyer at Closing any such condemnation proceeds received by Seller after the date hereof and prior to the Closing, and (iii) remit to Buyer promptly upon receipt any such condemnation proceeds received by Seller after the Closing (which obligation shall survive the Closing).

                                   ARTICLE 10
                              CERTAIN DEFINED TERMS

      The following terms (in their singular and plural forms as appropriate) as used in this Agreement shall have the meanings set forth below unless the context requires otherwise:

      "Affiliate" means, with respect to any Person, (i) any Person who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person or (ii) any Person who beneficially owns or holds 10% or more of any class of voting securities of such Person; provided, however, that Superior Essex, Inc. shall not be deemed to be an Affiliate of Seller for any purpose under this Agreement. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Alpine" means The Alpine Group, Inc., a Delaware corporation.

      "Agreement" means this Asset Purchase Agreement, including the Exhibits and Schedules delivered pursuant hereto or referred to herein.

      "Assumed Liabilities" means the following Liabilities of Seller relating to the Business (other than Excluded Liabilities):

                  (i) Liabilities to be paid or performed for or with respect to periods from and after the Closing Date under or pursuant to (A) those certain Contracts of Seller that are listed in on Schedule AL hereto and (B) the Interim Assumed Contracts; provided, however, that Assumed Liabilities shall not include any Liabilities resulting from or arising out of any Default by Seller prior to the Closing Date under or with respect to any Contract;

                  (ii) Accrued PTO to the extent  disclosed in Schedule  3.21 or accrued since the date of this Agreement in the ordinary course of business; and

                  (iii) accrued ad valorem taxes for 2005 not yet due and payable with respect to items of both Real Property and Personal Property that constitute part of the Purchased Assets;

                  (iv) all Liabilities arising on or after the Closing Date with respect to Permitted Title Exceptions; and

                  (v) all  obligations  that arise after the Closing  Date under any License constituting a Purchased Asset.

            Notwithstanding anything herein to the contrary, the term Assumed Liability shall include Liabilities to make compensatory payments to any Person party to a Distributor Contract included on Schedule AL in respect of any goods shipped from and after the Closing Date and without regard to the fact a commitment to sell such goods was entered into prior to the Closing Date, provided that payment for such goods is due and payable from the customer to Buyer.

      "Assumed Liability Amount" means the amount of any Assumed Liability properly included as a liability on a balance sheet prepared in accordance with GAAP. Buyer and Seller agree that the only amount, if any, to be included in the Assumed Liability Amount will be the amounts referred to in clauses (ii), (iii) and (v) of the definition of Assumed Liabilities.

      "Business"  means  Seller's   electrical  wire   manufacturing  and  sales
business.

      "Closing" means the consummation of the transactions contemplated by this Agreement and shall be deemed to be effective as between the parties as of 11:59 p.m. Central Time on the Closing Date.

      "Closing Date" means the date on which the Closing occurs.

      "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Contract" means any written or oral contract, agreement, understanding, lease, usufruct binding, purchase order, license, commitment, arrangement, obligation, undertaking of any kind or character or other document that is binding on any Person or its assets.

      "Default"  means (1) a breach of or default under any Contract or License,
(2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute such a breach or default, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right to terminate, change the terms of, or renegotiate, any Contract or License or to accelerate, increase, or impose any Liability under any Contract or License.

      "Distributor Contract" means any Contract with any sales representative, distributor or dealer of Seller that relates to the Business.

      "DOJ" means the Antitrust Division of the United States Department of Justice.

      "Employee Benefit Plans" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) or any other pension, retirement, profit-sharing, compensation, stock option, share purchase, phantom stock, employee stock ownership, severance or other termination pay, vacation, bonus, incentive, medical, disability, vision, dental, insurance, cafeteria, flexible spending account plan, or other employee or fringe benefit plan, or any other written or unwritten trust fund, program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, that the Seller or any ERISA Affiliate has at any time participated in, maintained or sponsored in whole or in part or as to which Seller or any ERISA Affiliate has any Liability, whether accrued, contingent or otherwise, for the benefit of current or former employees, directors, officers, leased employees, independent contractors or agents or their current or former spouses, dependents, or other beneficiaries.

      "Environmental Claim" means any Litigation based upon, arising out of, or otherwise in connection with, responsibility or Liability for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties resulting from (i) any Environmental Matter, or (ii) any circumstances or state of facts forming the basis of any Liability pursuant to, or in violation of, any Environmental Law.

      "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

      "Environmental Liabilities" means any Liability relating to any Environmental Matter existing on, in, under, at, or from the Purchased Assets or with respect to the conduct of the Business, in each case, prior to the Closing Date; provided, however, that each of (i) the soil condition referred to in the Contamination Exclusion Endorsement in the Environmental Matters Insurance Policy and (ii) Retained Fines and Penalties Liabilities shall be excluded from the definition of Environmental Liabilities.

      "Environmental Matter" means any matter or circumstances related in any manner whatsoever to (i) the emission, discharge, disposal, release or threatened release of any Hazardous Substance into the environment in violation of applicable Environmental Law, (ii) the treatment, storage, recycling or other handling of any Hazardous Substance in violation of applicable Environmental Law, (iii) the placement of structures or materials into waters of the United States in violation of applicable Environmental Law, or (iv) the presence of any Hazardous Substance, including, but not limited to, friable asbestos, in any building, structure or workplace or on any Real Property in violation of applicable Environmental Law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA   Affiliate"   means  any  trade  or   business   (whether  or  not
incorporated) that together with Seller is treated as a single employer pursuant to Code sections 414(b), (c), (m) or (o).

      "Excluded Assets" means the following assets, none of which are being purchased by Buyer pursuant to this Agreement:

                  (i) all of Seller's cash, cash equivalents and accounts receivable;

                  (ii) all leased Real Property of Seller, including leased Real
            Property at Fort Wayne, Indiana, Ontario, California, McDonough, Georgia, Whitley County, Indiana and elsewhere, together with all Personal Property (other than the Idled Machinery and Equipment identified on Schedule IPME) and leasehold improvements thereon;

                  (iii) the Real Property owned by Seller (A) at Jonesboro, Indiana, Marion, Indiana and Orleans, Indiana, together with all Personal Property (other than the Idled Machinery and Equipment) thereon and (B) described as "TRACT ONE" on Schedule 3.8 hereto, together with all Personal Property (other than any Idled Machinery and Equipment) thereon;

                  (iv) all intangible rights and goodwill  relating  exclusively to the assets retained by Seller and described in this definition;

                  (v) all income Tax Returns and all books,  records,  files and papers maintained by Seller and used in the preparation thereof, other than employee files, payroll records, customer contracts and customer records;

                  (vi) all of Seller's contract and indemnification rights under that certain Purchase Agreement, dated October 31, 2002, by and among Superior TeleCom Inc., Superior Telecommunications Inc., Essex International Inc., Essex Group, Inc., Alpine, and Alpine Holdco Inc. (other than non-competition rights assigned to Buyer pursuant to the Assignment of Non-Competition Rights executed and delivered pursuant to Section 6.7);

                  (vii) all rights of Seller under this  Agreement and the Other
            Agreements;

                  (viii) all rights to  refunds,  rebates or  abatements  of any
            Taxes with respect to the Purchased Assets or the Business that relate to any period ending on or prior to the Closing Date (unless included in Prepaid Assets) and all rights to payments of any insurance or condemnation proceeds with respect to the Florence Manufacturing Facility paid prior to the Closing Date, subject to
            Section 9.4;

                  (ix) all insurance policies of Seller;

                  (x)  all   Inventory  of  Seller  other  than  the   Purchased
            Inventory;

                  (xi) all Prepaid Assets not included in the Purchased Assets;

                  (xii) any right,  claim or cause of action of Seller or any of its Affiliates against Third Parties relating to the assets, properties, business or operations of the Business arising out of or relating to transactions occurring prior to the Closing Date, including, without limitation, certain claims against Third Parties arising under existing copper price fixing litigation;

                  (xiii) copies of all books, records, files and papers maintained by Seller relating to the Business which Seller is required to retain pursuant to any applicable record retention requirement or policy or is reasonably deemed necessary or appropriate by Seller to retain in accordance with prudent business practices;

                  (xiv) the assets of any Employee  Benefit Plan  maintained  by
            Seller for the benefit of the employees of the Business or to which Seller has made any contribution;

                  (xv) the assets and properties  used in the Business which are disposed of subsequent to the date of this Agreement, provided such disposition is made in accordance with the terms hereof;

                  (xvi) all rights of Seller  arising on or prior to the Closing
            Date against suppliers of the Inventory not included in the Purchased Assets, including, without limitation, Seller's rights to receive refunds or rebates in connection with its purchase of such Inventory;

                  (xvii) all books,  records,  files and  papers  maintained  by
            Seller pertaining exclusively to the Excluded Liabilities;

                  (xviii)  all  rights of Seller  arising  under any  management and/or administrative services agreements between Seller and any of its Affiliates;

                  (xix) all  rights of Seller  under the  employment  agreements referred to in clause (iv) of the definition of Excluded Liabilities as well as all other employment agreements to which Seller or any other parent company of Seller is a party; and

                  (xx) all  rights of Seller  under any  Contract  disclosed  on
            Schedules 3.18(a)(i) - (vi) which is not included on Schedule AL.

      "Excluded Liabilities" means any Liability of Seller which is not specifically an Assumed Liability. Without limiting the generality of the foregoing, "Excluded Liabilities" means:

                  (i) any Liability for any trade or other account payable of

      Seller;

                  (ii) any Liability that accrued or arose out of or in connection with the Business for any period prior to the Closing Date;

                  (iii) any Liability for any Taxes of Seller or any Affiliate;

                  (iv) any Liability of Seller under or pursuant to any Contract of Seller not expressly and specifically assumed by Buyer (including, without limitation, (A) that certain Amended and Restated Employment Agreement, dated as of December 11, 2002, between Essex Electric Inc. and Harold M. Karp and (B) that certain Employment Agreement, dated May 13, 2003, between Essex Electric Inc. and David A. Owen);

                  (v)  any  Liability  of  Seller  or any  Affiliate  under  any indebtedness;

                  (vi) any Liability of Seller for any compensation  owed to any of the Florence Employees for any period prior to the Closing, other than any amount payable (A) by Buyer to Seller pursuant to Section 5.8, (B) solely as a result of the termination of any Florence Employee on the Closing Date or by Buyer after the Closing Date or
            (C) solely in respect of Accrued PTO included in the Assumed Liabilities;

                  (vii) any  Liability  pursuant to any Employee  Benefit  Plan, including Liability under ERISA, the Code or otherwise with respect to continuation of coverage under any group health plan maintained by Seller with respect to any Person employed or previously employed by Seller or his dependents or beneficiaries other than in respect of Accrued PTO included in the Assumed Liabilities;

                  (viii) any Liability of Seller to pay any sum due to any current or former director, officer, employee, leased employee, independent contractor, agent or Affiliate of Seller, including bonuses or other compensation on account of the transactions contemplated by this Agreement, except as otherwise provided in this Agreement;

                  (ix) any claim by any broker,  finder or other Person employed or allegedly employed by Seller or any Affiliate in connection with the transactions contemplated by this Agreement;

                  (x) any  Liability  to any  Third  Party  pursuant  to, or for breach or violation of, any bulk sales, fraudulent conveyance or other similar Law of any jurisdiction that may be asserted against Seller, the Purchased Assets or Buyer as a consequence of the transactions contemplated by this Agreement;

                  (xi) any  Liability  to any Person for or with  respect to any
            Litigation relating to the Business or the Purchased Assets now existing or hereafter arising with respect to or in connection with any matter or thing that occurred, accrued or arose prior to the Closing Date (even if claimed, brought or filed after the Closing
            Date);

                  (xii) any Liability of Seller relating to any Excluded Asset;

                  (xiii) any Environmental Liability;

                  (xiv) any Retained Fines and Penalties Liabilities;

                  (xv) any  Liability  to any  Third  Party not  covered  by the
            Environmental Matters Insurance Policy and resulting solely from Seller's inability to provide confirmatory sampling results which would result in the Contamination Exclusion Endorsement in the Environmental Matters Insurance Policy becoming inapplicable in accordance with its terms;

                  (xvi) any Liability  with respect to any product  manufactured or sold by Seller or any of its Affiliates; and

                  (xvii) any  Liability for worker's  compensation,  medical and hospitalization claims, or other employment related claims based upon events occurring prior to the Closing Date, except as otherwise provided in this Agreement.

      "Florence Employees" means all of Seller's employees who are employed, as of the Closing, by Seller in Florence, Alabama in connection with the conduct of the Business (including any employee on short or long-term disability, military leave or other approved leave of absence).

      "Florence Manufacturing Facility" means the Florence Real Property and all right, title and interest of Seller in and to all Personal Property contained thereon.

      "Florence Real Property" means Seller's fee simple interest in the land located in Florence, Alabama described as TRACT TWO in Schedule 3.8 hereto and all of Seller's right, title and interest in any other Real Property located on or appurtenant to such land.

      "FTC" means the United States Federal Trade Commission.

      "GAAP" means United States generally accepted accounting principles consistently applied.

      "General Claim" means any claim based upon, arising out of, or otherwise in respect of any inaccuracy in any representation or warranty made by Seller or Buyer pursuant to this Agreement, provided that a "General Claim" shall not include any Ownership Claim.

      "Governmental Authority" means any federal, state, county, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C.A. ss. 18(a), as amended, and all Laws promulgated thereunder.

      "Hazardous Substance" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, lead-based paint, or oil regulated under Environmental Law.

      "Idled Production Machinery and Equipment" means any idled production machinery and equipment and distribution and storage equipment owned by Seller used or previously used that is not located in Florence, Alabama but which is related to the Business and identified by location on Schedule IPME.

      "Intellectual Property" means (i) patents and pending patent applications together with any and all continuations, divisions, reissues, extensions and renewals thereof, (ii) trade secrets, know-how, inventions, formulae and processes, whether trade secrets or not, (iii) trade names, trademarks, service marks, logos, assumed names, brand names, domain names and all registrations and applications therefor together with the goodwill of the business symbolized thereby, (iv) copyrights and any registrations and applications therefor, (v) technology rights and licenses, (vi) customer and supplier lists and files, mailing lists, sales literature, marketing data and promotional materials and
(vii) computer software and all other intellectual property, in each case owned by, registered in the name of, or used in the business of a Person or in which a Person or its business has any interest.

      "Interim Assumed Contracts" means the following Contracts that are entered into by Seller after the date of this Agreement in the ordinary course of business consistent with past practice and not in violation of Section 5.1:

                  (i) any Contract of the type described on Schedule  3.18(a)(i)
            that (A) does not require the acquisition of goods or services in excess of a six-week supply and (B) is terminable without penalty on no more than 60 days notice;

                  (ii) any Contract of the type described on Schedule 3.18(a)(ii) (including purchase orders (whether or not in excess of $50,000)) that (A) does not require the delivery of products or the performance of services more than 60 days after the Closing Date and
            (B) is subject to a hedging Contract that is unconditionally assignable to, and assumable by, Buyer if the Contract requires the delivery of products or the performance of services after the Closing Date in excess of $100,000;

                  (iii) any Contract of the type described on Schedule 3.18(a)(v) with respect to Personal Property required to replace comparable Personal Property included in Schedule 3.18(a)(v) that does not require payments after the Closing Date of more than $2,000 per month;

                  (iv) any Contract of the type described on Schedule 3.18(a)(vi) (specifically excluding any Contract of the type described on Schedules 3.18(a)(i), 3.18(a)(ii), 3.18(a)(iii) or 3.18(a)(iv) or 3.18(v)) that (A) is terminable without penalty on no more than 60 days notice and (B) does not require payments after the Closing Date of more than $5,000 per month.

      "Inventory" means all inventories of raw materials, supplies, purchased parts to be incorporated in finished products, work-in-process, finished products, packaging materials and other inventories.

      "knowledge," with respect to any Person, means such information actually known by such Person or which such Person upon the making of "reasonable inquiry" would have discovered; provided, however, with respect to Seller, "knowledge" shall refer to such information actually known or which upon reasonable inquiry (which, for purposes hereof, shall mean that Seller shall have caused the following persons to review this Agreement or, if applicable, only the provisions thereof reasonably related to such persons' job function) would have been discovered by Steven S. Elbaum, K. Mitchell Posner, Stewart Wahrsager, Dana Sidur, David Owen, Harold Karp, Jim Berry (i.e., Director of Manufacturing), Pete Johnson (i.e., Engineer/QA Manager) and Bill Meadows (i.e., Operations Manager).

      "Law" means any code, law, order, ordinance, regulation, rule or statute of any Governmental Authority.

      "Liability" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, liquidated, unliquidated, matured, unmatured or otherwise. Without limiting the generality of the foregoing, "Liability" shall mean any claim made by a Person to whom Seller, prior to Closing, sold or delivered goods or rendered services whether or not such Person would have the legal right validly to assert such claim against Buyer.

      "License" means any license, franchise, notice, permit, easement, right, certificate, authorization, approval or filing that is binding on any Person or its assets.

      "Lien" means any mortgage, lien, security interest, pledge, hypothecation, encumbrance, lis pendens, encroachment, conditional sale agreement, title retention or other security arrangement of any nature whatsoever of, on, or with respect to any property or property interest.

      "Litigation" means any lawsuit, action, claim, arbitration or other legal proceeding or Order and written notices threatening or advising as to any of the foregoing.

      "Loss" means any loss,  Liability,  obligation,  claim,  demand,  lawsuit, action, assessment, damage including punitive, exemplary or consequential damages (including lost income and profits and interruptions of business), liabilities, costs, expenses (including without limitation, (i) interest, penalties, fines, and reasonable attorneys' fees and expenses, (ii) reasonable attorneys'  fees and  expenses  incurred  to enforce  rights to  indemnification hereunder and (iii) consultant's fees and other costs of defense or investigation), and interest on any amount payable to a Third Party as a result of the foregoing, in each case whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter; provided, however, in no event shall the term "Loss" include any insurance premium paid by any of the parties hereto to any insurance carrier, or any deductible or self insured retention amount incurred or attributable to any insurance policy held by any party hereto.

      "Material" or "Materially" shall be determined in light of the facts and circumstances of the matter in question as it relates to the Person involved in or making assertions with respect to such matter considered as a whole; provided, however, that any specific monetary amount cited in this Agreement shall be deemed to determine materiality in that instance.

      "Material Adverse Change" or "Material Adverse Effect" means, with respect to any Person, any Material adverse change in or effect upon (i) the business, operations, assets, Liabilities, condition (financial or otherwise) or results of operations of such Person, (ii) the ability of such Person to consummate the transactions contemplated by this Agreement or any of the Other Agreements to which it is or will be a party, or (iii) the ability of such Person to perform its obligations under this Agreement or any of the Other Agreements to which it is or will be a party. Notwithstanding the foregoing, a Material Adverse Change or Material Adverse Effect shall not include any adverse effect attributable to
(x) a decline in general economic or business conditions, (y) a decline or change in general industry conditions or (z) the announcement or consummation of the transactions contemplated by this Agreement.

      "Order" means any decree, injunction, judgment, order, ruling, writ, quasijudicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority to which any Person is a party or that is or may be binding on any Person or its securities, assets or business.

      "Ordinary Contracts Requiring Consent" means any Contract that is included in the Assumed Liabilities other than (i) any Contract listed on Schedule 6.19 and (ii) any purchase order that was received and accepted in the ordinary course of business.

      "Other Agreements" means the agreements, documents, assignments and instruments to be executed and delivered by Seller or Buyer pursuant to this Agreement.

      "Ownership Claim" means any claim arising out of or in respect of any inaccuracy in any representation or warranty made by Seller in Section 3.5.

      "Permitted  Liens" means (i) Permitted  Title  Exceptions,  (ii) Liens, if any, relating to Buyer's financing to which the Purchased Assets are contemplated to be subject at Closing, (iii) Liens for current real property Taxes not yet due and payable, (iv) such encumbrances, if any, that, in the aggregate do not materially and adversely detract from the value or materially and adversely interfere with the present use of the Florence Real Property, and
(v) any other Liens specifically approved in writing by Buyer.

      "Person" means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association or any person acting in a representative capacity.

      "Personal Property" means all of the personal property or interests therein owned, leased, used or controlled by a Person including, without limitation, machinery, dies, tools, spare parts, equipment (including office equipment and supplies), furniture, furnishings, fixtures, motor vehicles, forklifts and other rolling stock, leasehold improvements and all other tangible personal property other than Inventory (which is specifically excluded from this definition of Personal Property).

      "Prepaid Assets" means all deposits, prepaid sums, fees and expenses (including, without limitation, rental fees, utility charges and service charges), retainages, escrows, monies and assets held by Third Parties, and deferred charges, as the same exist as of the Closing Date.

      "Prepaid Assets Amount" means the value of the portion of the Prepaid Assets useable by Buyer for periods after the Closing.

      "Prime Rate" means the prime rate as published in the "Money Rates" table of The Wall Street Journal on the Closing Date or the first publication date following the Closing Date.

      "Purchased Assets" means all of the following assets, properties and rights of Seller (other than the Excluded Assets) in existence on the date hereof and any additions thereto on or before the Closing Date, whether or not carried on the books and records of Seller, and whether or not owned in the name of Seller or any Affiliate of Seller and wherever located:

                  (xxi) all Purchased Inventory;

                  (xxii) the Florence Manufacturing Facility;

                  (xxiii) all Idled Production Machinery and Equipment;

                  (xxiv) all Intellectual  Property of the Business  (including, without limitation, DIAMOND(R), HANDIWIRE(R), DIAMOND GEM(R) and all other Intellectual Property set forth on Schedule 3.11);

                  (xxv) all intangibles and goodwill of the Business;

                  (xxvi) all Prepaid  Assets  relating to the Business (but only to the extent of the Prepaid Assets Amount);

                  (xxvii) all rights under Contracts relating to the Business;

                  (xxviii) to the extent  transferable,  all Licenses,  industry
            certifications   and   listings   (including   ETL,   UL   and   CSA
            certifications and listings) relating to the Business;

                  (xxix) all Personal Property relating to the Business;

                  (xxx) all original documents,  books and records pertaining to the Business (except minute books and stock records) and to the Purchased Assets and the Assumed Liabilities that are legally significant or useful to the Business (including those relating to the Florence Employees) and copies of all other documents, books and records pertaining to the Business, the Purchased Assets and the Assumed Liabilities, other than (i) the financial statements of Seller, (ii) income Tax Returns and related books and records of Seller and (iii) all documents, books and records relating to the Excluded Assets and the Excluded Liabilities;

                  (xxxi) to the extent transferable, the Exemption; and

                  (xxxii)  all other  assets  of the  Business  (other  than the
            Excluded Assets).

      "Purchased Inventory" means all Inventories of the Business, except (i) scrap Inventory at Seller's Jonesboro, Indiana scrap reclamation plant; (ii) raw materials at Seller's Marion, Indiana Compound Fabrication Plant; and (iii) finished goods which are (A) not first quality (with "first quality" defined as those that are in accordance with Seller's existing specifications) or (B) in a quantity in excess of Seller's actual sales quantity for each unique stock keeping unit for the (x) 12-month period prior to Closing, in the case of Inventories manufactured by Seller and (y) the 24-month period prior to Closing, in the case of Inventories not manufactured by Seller.

      "Purchased Inventory Amount" means the value of the Purchased Inventory at Closing, calculated at the lower of cost or market value, with the copper content of Purchased Inventory valued using the average of the daily closing prices of copper cathode on the COMEX for the 30- day period immediately preceding the Closing Date in accordance with the Agreed Upon Procedures and with the amount paid by Buyer for Purchased Inventory not manufactured by Seller not exceeding $2,137,000 (as adjusted to reflect increases or decreases in the copper component thereof).

      "Qualified as to Materiality Representations" means the portions of the representations and warranties made in Section 3.6, 3.7, 3.8, 3.11, 3.14, 3.15,
3.19 and 3.23 which are qualified or modified by the word or words "Material," "Materially," "Material Adverse Change," "Material Adverse Effect" or any derivation thereof.

      "Real Property" means any interest in real estate or real property whatsoever including (i) leases, licenses, usufructs and other possessory rights, (ii) easements, appurtenances, privileges and other benefits belonging or appertaining thereto which run with said real property, (iii) any award made with respect to such real estate, (iv) all land beds in streets, strips and rights-of-way abutting or adjoining said real property, if any, and (v) all buildings, structures, fixtures and other improvements located thereon.

      "Retained Fines and Penalties Liabilities" means all fines and penalties imposed prior to the Closing Date, or which are imposed after the Closing Date, that relate to a violation of, or non-compliance with, any Environmental Laws, but only to the extent such violation or non-compliance occurred prior to the Closing Date.

      "Severance Obligations" means the amount of the severance pay that is actually paid or payable in accordance with Seller's written severance policy disclosed in Schedule 3.17(d) in effect on the date of this Agreement to, or on behalf of, any Florence Employee whose employment is terminated by Seller as of the Closing Date because of the transactions contemplated by this Agreement; provided, however, that "Severance Obligations" shall not include (A) any severance pay or other amount owed pursuant to any Liability that is an Excluded Liability, (B) WARN Obligations (but such exclusion shall not change Buyer's obligations under Section 5.9 hereof) or (C) any amount paid or payable by Seller with respect to which the Florence Employee has executed a waiver provided by Buyer pursuant to Section 5.8(a) unless it is determined that such waiver is unenforceable, in which case, this clause (C) shall be deemed inapplicable for all purposes hereof.

      "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes, assessments, charges, fees, and impositions, including interest and penalties thereon or with respect thereto, whether disputed or not.

      "Tax Returns" means all returns, reports, filings, declarations and statements relating to Taxes that are required to be filed, recorded, or deposited with any Governmental Authority, including any attachment thereto or amendment thereof.

      "Third Party" or "Third Parties" means any Person that is not Buyer or Seller, or an Affiliate of Buyer or Seller.

      "Utility Letter of Credit" means the Standby Letter of Credit issued by Wells Fargo Bank, N.A. in the amount of $158,000 in favor of Florence Utilities to secure Seller's payment of utilities costs of the Florence Manufacturing Facility.

      "WARN Act" means the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101 et. seq., as amended, and all Laws promulgated thereunder.

                                   ARTICLE 11
                                  MISCELLANEOUS

      11.1 Notices.

            (a)  All  notices,   requests,   demands  and  other  communications
hereunder shall be (i) delivered by hand, (ii) sent by overnight courier service or (iii) sent by facsimile and, in each case, addressed as follows:

      If to Seller:                     Essex Electric Inc.
                                        c/o Alpine Holdco Inc.
                                        One Meadowlands Plaza, Suite 801
                                        East Rutherford, New Jersey  07073
                                        Attention: Mr. K. Mitchell Posner
                                        Fax:  (201) 549-4428

      with copies to:                   Proskauer Rose LLP
                                        1585 Broadway
                                        New York, New York 10036-8299
                                        Attention: Jack P. Jackson, Esq.
                                        Fax: (212) 969-2900

      If to Buyer:                      Southwire Company
                                        One Southwire Drive
                                        Carrollton, Georgia 30119
                                        Attention: General Counsel
                                        Fax:  (770) 832-5374

      with copies to:                   Sutherland Asbill & Brennan LLP
                                        999 Peachtree Street, N.E.
                                        Atlanta, Georgia  30309-3996
                                        Attention: Charles D. Ganz, Esq.
                                        Fax:  (404) 853-8806

            (b) All notices, requests, instructions or documents given to any party in accordance with this Section 11.1 shall be deemed to have been given
(i) on the date of receipt, if delivered by hand or if sent by facsimile or (ii) on the next business day, if sent by overnight courier.

            (c) Any party hereto may change its address specified for notices herein by designating a new address by notice given in accordance with this
Section 11.1.

      11.2 Entire Agreement. This Agreement, the Schedules, the Exhibits and the Other Agreements constitute the entire agreement between the parties relating to the subject matter hereof and thereof and supersede all prior oral and written, and all contemporaneous oral negotiations, discussions, writings and agreements relating to the subject matter of this Agreement. Notwithstanding anything herein to the contrary, the Non-Disclosure Agreement shall remain in full force and effect in accordance with its terms, but shall expire, if at all, concurrently with the consummation of the Closing.

      11.3 Modifications, Amendments and Waivers.

            (a) At any time prior to or subsequent to the Closing, the parties hereto may, by mutual written agreement and in no other manner, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto other than the conditions contained in Articles 6 and 7, the time for completion of which may be extended unilaterally or which may be waived unilaterally by Buyer and Seller, respectively, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, (c) waive compliance with any of the covenants or agreements contained in this Agreement or (d) make any other modifications of this Agreement approved by each of the parties hereto.

            (b) The failure or delay of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any party of any condition of this Agreement, or the breach of any term, agreement or covenant or the inaccuracy of any representation or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

      11.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective successors and assigns, but no assignment shall relieve any party of the obligations hereunder. This Agreement cannot be assigned by any party without the prior written consent of the other parties hereto, except that Buyer may assign this Agreement and its rights hereunder to any of its lenders as collateral security, such assignment of rights to be subject to any and all restrictions and limitations herein.

      11.5 Table of Contents; Captions; References. The table of contents and the captions and other headings contained in this Agreement as to the contents of particular articles, sections, paragraphs or other subdivisions contained herein are inserted for convenience of reference only and are in no way to be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer and shall not affect the interpretation or meaning of this Agreement. All references in this Agreement to "Section" or "Article" shall be deemed to be references to a Section or Article of this Agreement.

      11.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive Laws of the State of Delaware, without regard to choice of Law rules.


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

      11.7 Consent to Jurisdiction. Any claim or proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Delaware and, by execution and delivery of this Agreement, each party
(a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

      11.8 Pronouns. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

      11.9 Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

      11.10 Remedies Not Exclusive. Except as otherwise provided in Sections 1.4 and 8.10, no remedy conferred by any of the specific provisions of this Agreement is intended to be, nor shall be, exclusive of any other remedy available at law, in equity or otherwise.

      11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute one and the same instrument.

      11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Buyer or Seller, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

      11.13 No  Intention  to  Benefit  Third  Parties.  Except  as set forth in
Article 8, this Agreement is not intended to, and shall not, (i) benefit any Person other than the parties who are signatories hereto or (ii) create any third party beneficiary right in any Person.


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

      IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

                                 SELLER:

                                 ESSEX ELECTRIC INC.


                                 By:  /s/ K. Mitchell Posner
                                      -------------------------------------
                                      Name:  K. Mitchell Posner
                                      Title: Executive Vice President


                                 BUYER:

                                 SOUTHWIRE COMPANY


                                 By: /s/ John R. Carlson
                                     -------------------------------
                                     Name:  John R. Carlson
                                     Title: Vice President and President,
                                            Electrical Division


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